[FORM OF UFOOD® AREA DEVELOPMENT AGREEMENT]

_______________________________________

(DEVELOPMENT AREA)

AREA DEVELOPER

_____________________________

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	10.B.	TRANSFER BY DEVELOPER	19
	10.C.	FRANCHISOR'S RIGHT TO APPROVE TRANSFERS	20
	10.D.	CONDITIONS FOR APPROVAL OF TRANSFERS	21
	10.E.	DEATH OR INCAPACITY OF DEVELOPER	22
	10.F.	PUBLIC OR PRIVATE OFFERING	23
	10.G.	EFFECT OF CONSENT TO TRANSFER	24
	10.H.	FRANCHISOR'S RIGHT OF FIRST REFUSAL	24
	10.I.	OWNERSHIP STRUCTURE	26

11.	TERMINATION OF AGREEMENT		26
	11.A.	BY DEVELOPER	26
	11.B.	BY FRANCHISOR	26
	11.C.	TERMINATION OF THE DEVELOPMENT TERM AND CERTAIN RIGHTS OF DEVELOPER	28
	11.D.	EFFECT OF TERMINATION	28

12.	RIGHTS AND OBLIGATIONS OF FRANCHISOR AND DEVELOPER UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT		28
	12.A.	PAYMENT OF AMOUNTS OWED	28
	12.B.	DE IDENTIFICATION	28
	12.C.	CONFIDENTIAL INFORMATION	29
	12.D.	COVENANT NOT TO COMPETE	29
	12.E.	CONTINUING OBLIGATIONS	30

13.	RELATIONSHIP OF THE PARTIES/INDEMNIFICATION		30
	13.A.	INDEPENDENT CONTRACTORS	30
	13.B.	NO LIABILITY FOR ACTS OF OTHER PARTY	31
	13.C.	TAXES	31
	13.D.	INDEMNIFICATION OF FRANCHISOR	31

14.	GENERAL PROVISIONS		32
	14.A.	ARBITRATION	32
	14.B.	SPECIFIC ENFORCEMENT	33
	14.C.	GOVERNING LAW	34
	14.D.	INJUNCTIVE RELIEF	34
	14.E.	CONSENT TO JURISDICTION	34
	14.F.	COSTS AND ATTORNEYS' FEES	34
	14.G.	WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL	35
	14.H.	LIMITATION OF CLAIMS	35
	14.I.	ENTIRE AGREEMENT	35
	14.J.	NOTICES	35
	14.K.	SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS	36
	14.L.	THIRD PARTY BENEFICIARIES	37
	14.M.	WAIVERS	37
	14.N.	NO WARRANTIES OR GUARANTEES	37
	14.O.	FORCE MAJEURE	38

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14.P.	ASSIGNMENT	38
14.Q.	CONSTRUCTION	38
14.R.	COUNTERPARTS	38
14.S.	CUMULATIVE REMEDIES	38
14.T.	NO WITHHOLDING OF PAYMENTS	39
14.U.	EXERCISE OF BUSINESS JUDGMENT	39
14.V.	ELECTRONIC MAIL	39

EXHIBITS AND ATTACHMENTS

EXHIBIT A	-	DEVELOPER ACKNOWLEDGMENTS AND REPRESENTATIONS STATEMENT

EXHIBIT B	-	DEVELOPMENT FEE, DEVELOPMENT AREA AND DEVELOPMENT SCHEDULE

EXHIBIT C	-	FORM OF FRANCHISE AGREEMENT

EXHIBIT D	-	OWNERS AND INITIAL CAPITALIZATION

EXHIBIT E	-	GUARANTY AND ASSUMPTION OF DEVELOPER'S OBLIGATIONS

EXHIBIT F	-	FORM OF CONFIDENTIALITY AND NON-COMPETE AGREEMENT

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UFOOD® DEVELOPMENT AGREEMENT

THIS AGREEMENT is made and entered into as of this ______ day of ____________, 200__ (the "Effective Date"), by and between UFood Restaurant Group, Inc., a Nevada corporation ("Franchisor"), and __________________, a(n) ______________ ("Developer").

1.	INTRODUCTION AND CERTAIN DEFINITIONS.

1.A.	INTRODUCTION.

Franchisor and certain related parties have designed and developed methods of developing and operating distinctive retail outlets offering food service featuring low-fat, low-carbohydrate and low-calorie food items, selected beverages and nutritional products to the general public. Each of these outlets, called a "UFood Outlet" in this Agreement (as defined more fully below), features the Marks (defined below) and utilizes distinctive business formats, specifications, employee selection and training programs, signs, equipment, layouts, systems, methods, procedures, software, designs and marketing and advertising standards and formats, all of which Franchisor may improve, further develop and otherwise modify from time to time (all of which are together called the "System"). Franchisor has obtained the right to grant franchises and development rights to certain qualified parties to develop, own and operate UFood Outlets.

Franchisor grants to certain qualified persons or entities who meet Franchisor's qualifications, and who are willing to undertake the investment and effort, the right to develop a specified number of UFood Outlets within a defined geographic area. Developer has requested that Franchisor grant it such rights. Franchisor has approved Developer's request subject to the terms and conditions of this Agreement and in reliance upon all of the representations made in Developer's application, other information provided by Developer and its Affiliates during the application process and the representations of Developer in the Acknowledgements and Representations Statement, a copy of which is attached hereto as Exhibit A, which shall be executed by Developer concurrently with this Agreement.

This Agreement governs the rights and obligations of Developer and its Controlled Affiliates (defined below) to enter into Franchise Agreements (defined below) which grant them the right to develop and operate UFood Outlets ("Developer Outlets," as further defined below) within the Sub-Areas (defined below) in accordance with the Development Schedule (defined below). The operation of each Developer Outlet will be governed by a Franchise Agreement.

1.B.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the terms listed below have the meanings that follow them. Other terms used in this Agreement are defined in the context in which they occur.

“Affiliate” – With respect to any Person, a Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For all purposes hereof, the term “control” means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of any Person, or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by contract, or otherwise.

“Anti-Terrorism Law” – Executive Order 13224 issued by the President of the United States, the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of the U.S. Code of Federal Regulations), the Cuban Assets Control Regulations (Title 31, Part 515 of the U.S. Code of Federal Regulations), the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and other requirements of any governmental authority (including the United States Department of Treasury Office of Foreign Assets Control) addressing or in any way relating to terrorist acts and acts of war.

“Competitive Business” – A business or enterprise, other than a UFood Outlet operated by Franchisor, an Affiliate of Franchisor or pursuant to a valid franchise agreement with Franchisor or one of its Affiliates, that:

(1) derives twenty-five percent (25%) or more of its total revenue from the sale of food items and/or beverages that are marketed as low-fat, low-carbohydrate or low-calorie;

(2) derives five percent (5%) or more of its total revenue from the sale of nutritional products; or

(3) grants or has granted franchises or licenses, or establishes or has established joint ventures, for the development and/or operation of one or more businesses or enterprises of a type described in either clause (1) or (2), above.

“Confidential Information” – As defined in Section 7.A.

“Controlled Affiliate” – A corporation, limited liability company or partnership that Developer is authorized under this Agreement to form for the sole purpose of developing and operating one or more UFood Outlets pursuant to Franchise Agreement(s), provided that:

(1) Developer, together with its direct and indirect Owners, owns and controls at least seventy percent (70%) of that entity's Ownership Interests;

(2) Developer has the authority under the governing documents, and at least the percentage of voting power required under applicable law, to authorize a merger, liquidation, dissolution or transfer of substantially all of the assets of that entity;

(3) if the Controlled Affiliate is a partnership, Developer is the managing partner, or if the Controlled Affiliate is a limited liability company, Developer is the manager or managing member;

(4) Developer establishes to Franchisor's satisfaction that Developer has, and will at all times continue to have, the right and power to control the operation and the sale or other disposition of the UFood Outlets owned by the Controlled Affiliate;

(5) the entity conducts no business other than the operation of UFood Outlets;

(6) Developer, its Owners, and all Owners of the Controlled Affiliate execute an agreement, in a form acceptable to Franchisor, under which they guarantee the Controlled Affiliate's performance of, and assume full and unconditional liability for and agree to perform, all of the Controlled Affiliate's obligations, covenants and agreements contained in the applicable Franchise Agreement; and

(7) all Owners of the Controlled Affiliate are of good character and otherwise meet Franchisor's then current standards for owners of UFood Outlets franchisees.

“Controlling Interest” – If Developer is a:

(1) corporation or limited liability company, “Controlling Interest” shall mean such number of the voting shares or membership interests, as applicable, of Developer or such other rights as (a) shall permit voting control of Developer on any issue or (b) shall prevent any other person, group, combination, or entity from blocking voting control on any issue or exercising any veto power;

(2) general partnership, “Controlling Interest” shall mean a managing partnership interest, or such percentage of the general partnership interests in Developer or such other rights as (a) shall permit determination of the outcome on any issue or (b) shall prevent any other person, group, combination, or entity from blocking voting control on any issue or exercising any veto power; or

(3) limited partnership, “Controlling Interest” shall mean a general partnership interest, such percentage of limited partnership interests or such other rights as shall permit the replacement or removal of any general partner.

“Developer” – As defined in the introductory paragraph to this Agreement.

“Developer Outlets” – The UFood Outlets developed, owned and operated by Developer or Controlled Affiliates pursuant to this Agreement and Franchise Agreements.

“Development Area” – the area that is composed of all of the Sub-Areas described in Exhibit B to this Agreement.

“Development Fee” – As defined in Section 4.

“Development Manager” – As defined in Section 9.A.

“Development Plan” – As defined in Section 3.A.

“Development Schedule” – The schedule of the number of UFood Outlets required to be open and operational at specified dates in each Sub Area as set forth in Exhibit B to this Agreement.

“Development Term” – The period during which Developer is authorized and required to develop UFood Outlets pursuant to this Agreement, which will commence on the Effective Date and will expire, unless terminated earlier in accordance with the terms of this Agreement, when the last Sub-Area Term expires.

“Effective Date” – As defined in the introductory paragraph to this Agreement.

“F&B Gross Receipts” – As defined in the Franchise Agreement.

“Franchise” – The right to operate a UFood Outlet at a particular location under a Franchise Agreement.

“Franchise Agreement” – The form of franchise agreement to be used pursuant to this Agreement, together with all exhibits, riders, addenda, guarantees, ancillary agreements and attachments thereto, all substantially in the form attached hereto as Exhibit C.

“Franchisor” – As defined in the introductory paragraph of this Agreement.

“Franchisor Indemnified Parties” – Franchisor, its Affiliates, its and their owners, and all of their respective officers, directors, managers, agents, employees, representatives, successors and assigns.

“UFood Outlet” – A combination restaurant/retail store that (1) operates using the System and the Marks; and (2) is either operated by Franchisor or its Affiliates or pursuant to a valid franchise from Franchisor.

“Guaranty” – As defined in Section 2.E.

“Immediate Family” – (1) The spouse of an individual; (2) the natural and adoptive parents and natural and adopted children and siblings of such individual and their spouses; and (3) the natural and adoptive parents and natural and adopted children and siblings of the spouse of such individual.

“Marks” – The trademarks, service marks, logos and other commercial symbols that Franchisor authorizes for use from time to time to identify UFood Outlets and the products and services they offer, together with the Trade Dress (defined below).

“Nutritional Products” – Those nutritional products that Franchisor periodically authorizes Developer to offer and sell from the Developer Outlets.

“Nutritional Products Gross Receipts” – as defined in the Franchise Agreement.

“Opening Date” – With respect to each Developer Outlet, the date that Developer or a Controlled Affiliate is required to have that Developer Outlet open for business under the terms of this Agreement and the applicable Franchise Agreement.

“Owner” – With respect to Developer, “Owner” shall mean each Person holding a direct or indirect, record or beneficial Ownership Interest in Developer and each Person who has other direct or indirect property rights in Developer, this Agreement, or the right to receive all or a portion of Developer's profits or losses or any capital appreciation right relating to Developer. With respect to a Controlled Affiliate, each Person holding a direct or indirect, record or beneficial Ownership Interest in such Controlled Affiliate, and each Person who has other direct or indirect property rights in such Controlled Affiliate, any Franchise Agreement signed by such Controlled Affiliate, a Developer Outlet operated by such Controlled Affiliate, or the right to receive all or a portion of such Controlled Affiliate's or such Developer Outlet's profits or losses or any capital appreciation relating to such Developer Outlet.

“Ownership Interests” – In relation to a: (1) corporation or limited liability company, the record or beneficial ownership of one or more shares or membership interests (regardless of class, preferences or voting rights, if any) in, or the right to receive any portion of the profits and/or losses of, the corporation or limited liability company; (2) partnership, the record or beneficial ownership of a general or limited partnership interest; or (3) trust, the ownership of a beneficial interest of such trust.

“Person” – An individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated association, other business entity, or governmental entity (or subdivision thereof).

“Sub Areas” – The geographic areas designated as Sub Areas in Exhibit B to this Agreement.

“Sub Area Quota” – As defined on Exhibit B to this Agreement.

“Sub Area Term” – The period during which Developer is authorized and required to develop Developer Outlets in a given Sub Area pursuant to this Agreement, which will commence on the Effective Date and will expire, unless terminated earlier in accordance with the terms of this Agreement, on the earlier to occur of: (a) the expiration of the last Sub-Area Development Period set forth in Exhibit B to this Agreement for that Sub Area; or (b) the date on which a Franchise Agreement has been executed and delivered for the final UFood Outlet to be developed by Developer in the Sub-Area under this Agreement.

“System” – As defined in Section 1.A.

“System Standards” – Specifications, standards, policies and procedures that Franchisor periodically prescribes for UFood Outlets, including standards concerning brands, types and/or models of operating assets, Nutritional Products, food and beverage inventory, ingredients, supplies and other products and services used in the development and operation of a UFood Outlet, as they may be modified, added to, replaced and supplemented by Franchisor from time to time.

“Trade Dress” – The UFood Outlet design, decor, color scheme and image which Franchisor authorizes and requires under the Franchise Agreement for use in connection with the operation of a Developer Outlet, as it may be revised and further developed by Franchisor or its Affiliates from time to time.

2.	DEVELOPMENT RIGHTS AND OBLIGATIONS.

2.A.	GRANT OF DEVELOPMENT RIGHTS.

Provided that Developer is in full compliance with all of the terms and conditions of this Agreement, including the development obligations contained in Section 2.D. hereof, and Developer and all Controlled Affiliates are then in full compliance with all Franchise Agreements executed pursuant to this Agreement, Franchisor will grant to Developer and Controlled Affiliates, in accordance with Section 3.B. hereof, Franchises to develop and operate, in each Sub Area, the number of UFood Outlets specified for such Sub Area on Exhibit B to this Agreement. Developer acknowledges and agrees that Developer's rights under this Agreement are limited to the designated number of UFood Outlets for each Sub Area, and the schedule and timing of the opening of UFood Outlets in each Sub Area during the respective Sub Area Terms, as set forth on Exhibit B to this Agreement. Developer is not granted any rights under this Agreement to develop or operate, and Developer shall not develop or operate, UFood Outlets (1) outside the Sub-Areas; (2) inside any Sub-Area after the expiration of the applicable Sub-Area Term; (3) in excess of the number of UFood Outlets specified for the applicable Sub-Area on Exhibit B hereto.

Developer's right to develop UFood Outlets shall expire upon expiration of the Development Term. Developer expressly acknowledges and agrees that it has no right to renew its rights under this Agreement upon the expiration or termination of this Agreement or the Development Term. Developer acknowledges and agrees that the execution and delivery of this Agreement shall constitute notice to Developer of non renewal for purposes of fulfilling the requirements of any applicable state or federal law governing the non renewal of franchise or development rights.

2.B.	TERRITORIAL RIGHTS.

Except as otherwise provided in this Agreement, and provided that Developer is in full compliance with this Agreement, and Developer and all Controlled Affiliates are then in full compliance with all Franchise Agreements executed pursuant to this Agreement, during the Development Term, neither Franchisor nor its Affiliates will operate, or grant a franchise for the operation of, a UFood Outlet, or any other retail establishment that derives twenty-five percent (25%) or more of its total revenue from the sale of food items and/or beverages that are marketed as low-fat and/or low-carbohydrate or low-calorie, or derives five percent (5%) or more of its total revenue from the sale of Nutritional Products and that is substantially associated with the Marks and physically located within the Development Area.

2.C.	RIGHTS RETAINED BY FRANCHISOR.

Except as expressly set forth in Section 2.B. hereof, during and after the Development Term, Franchisor (on behalf of itself, its Affiliates and its designees) retains all rights with respect to UFood Outlets, the System, the Marks, and the marketing and sale of any products and services, anywhere in the world, including:

(1) the right to develop and operate, and grant rights to others to develop and operate, UFood Outlets and any similar or dissimilar businesses at any location outside the Development Area (including on the border of the Development Area), whether under the Marks or other trademarks or service marks, and on any terms Franchisor deems appropriate;

(2) the right to operate and to grant others (including any person or entity related in any manner whatsoever to Franchisor) the right to operate food service businesses and/or retail outlets using the Marks or any other marks and using the System or any other system at such locations within and/or outside the Development Area, both during and upon expiration or termination of the term of this Agreement, and on such terms and conditions as Franchisor, in its sole discretion, deems appropriate, including, without limitation, the right to operate and grant others the right to operate UFood Outlets at "Non Traditional Sites" within and outside the Development Area on any terms and conditions Franchisor deems appropriate. Non Traditional Sites are sites that generate customer traffic flow which is independent from the general customer traffic flow of the surrounding area, including, without limitation, military bases, shopping malls, airports, stadiums, industrial or office facilities, food courts, hotels, school campuses, train stations, travel plazas, toll roads, casinos, hospitals, and sports or entertainment venues.

(3) the right to develop and operate, and grant rights to others to develop and operate, other establishments under the Marks (other than UFood Outlets and other retail establishments specified in Section 2.B. above) or other trademarks or service marks, and on any terms and conditions that Franchisor deems appropriate, anywhere in the world (including within the Development Area);

(4) the right to provide, and grant rights to others to provide, on any terms Franchisor deems appropriate, goods and services which are similar to, competitive with or complementary to those provided at UFood Outlets (including the Nutritional Products), whether identified by the Marks or other trademarks or service marks and wherever located or operating (whether within or outside the Development Area), through any distribution channels, including retail stores, a Website, and catalog/mail order sales;

(5) the right to be acquired (in whole or in part and regardless of the form of transaction) by a business providing products and services similar or dissimilar to those provided at UFood Outlets, or by another business, even if such business operates, franchises and/or licenses Competitive Business within the Development Area; and

(6) the right to acquire (in whole or in part and regardless of the form of transaction) one or more businesses providing products and services similar or dissimilar to those provided at UFood Outlets, and to franchise, license and create other arrangements of any type with respect to those businesses once acquired, wherever these businesses (or the franchisees or licensees of those businesses) are located or operating.

2.D.	DEVELOPMENT OBLIGATIONS.

During the Development Term, Developer will at all times faithfully, honestly and diligently perform its obligations under this Agreement, and continuously exert its best efforts to promote and enhance the development of UFood Outlets within the Sub-Areas. Without limiting the generality of the foregoing, Developer agrees to have open and in operation in each Sub Area the cumulative number of UFood Outlets set forth as the respective Sub Area Quota in Exhibit B attached hereto by the dates specified therein. If a Developer Outlet is closed due to casualty or condemnation in compliance with the applicable Franchise Agreement, or is otherwise closed with Franchisor's written approval, that Developer Outlet shall be deemed open and in operation for purposes of the applicable Sub-Area Quota for one hundred eighty (180) days after its closing but not afterward. Developer acknowledges that Franchisor makes no representations or warranties that the Sub Areas can support, or that there are sufficient sites for, the number of UFood Outlets specified in the Development Schedule. Developer acknowledges and agrees that its failure to open and operate UFood Outlets pursuant to this Agreement shall be a material breach of this Agreement entitling Franchisor to all remedies available to it pursuant to this Agreement and applicable law.

2.E.	OWNERS' GUARANTY AND JOINDER.

Developer shall cause all Persons who are Owners of Developer as of the Effective Date and who own fifteen percent (15%) or more of the Ownership Interests in Developer as of the Effective Date, and each of their spouses, to execute and deliver to Franchisor concurrently with the execution of this Agreement, and all Persons who become Owners of Developer thereafter, and each of their spouses, to execute and deliver to Franchisor promptly thereafter, the form of Guaranty and Assumption of Developer's Obligations ("Guaranty") attached hereto as Exhibit E and the Joinder of Owners at the end of this Agreement.

3.	DEVELOPMENT PLAN AND GRANT OF FRANCHISES

3.A.	DEVELOPMENT PLAN.

Within ten (10) days after the Effective Date, Developer shall prepare and submit to Franchisor for Franchisor's review, amendment and approval a written development plan for developing all of the Developer Outlets under this Agreement (the "Development Plan"), which shall include details on the sources and terms of funding for the development and operation of all Developer Outlets and such other information and documents as Franchisor may require. Among other factors, Franchisor may consider Developer's proposed debt/equity ratio and amount of indebtedness in reviewing such Development Plan. Once a Development Plan is approved by Franchisor, Developer must execute and adhere to it. Any proposed deviations from the approved Development Plan must be submitted to Franchisor in writing for its approval prior to implementation. The Development Plan shall be subject to periodic review by Franchisor which may required modifications to meet its then current minimum standards.

3.B.	EXECUTION OF FRANCHISE AGREEMENTS.

During the Sub-Area Term of a particular Sub-Area, when Developer locates a proposed site in that Sub-Area at which it intends in good faith to develop (or have a Controlled Affiliate develop) a UFood Outlet for such Sub-Area, and which Developer reasonably believes to conform to the minimum site selection criteria established by Franchisor from time to time, Developer shall submit to Franchisor a franchise application package containing the forms and information that Franchisor periodically specifies, including information, if applicable, about the Controlled Affiliate that Developer intends to own and operate the UFood Outlet (and its direct and indirect Owners).

Developer acknowledges that, in order to preserve and enhance the reputation and goodwill of all UFood Outlets and the goodwill of the Marks, all UFood Outlets must be properly developed and operated. Developer therefore agrees that Franchisor may refuse to grant to Developer or a Controlled Affiliate a Franchise for a proposed Developer Outlet unless Developer and, if applicable, the Controlled Affiliate demonstrates:

(1) sufficient financial resources and management capabilities in Franchisor's judgment, applying standards consistent with criteria Franchisor uses in other comparable market areas, to develop and operate the proposed Developer Outlet properly; and

(2) that its Owners (i)  do not own any interest in, or provide services to, any Competitive Business; (ii) have not been involved in any criminal activity or other activity which, in Franchisor's judgment, might adversely affect the reputation of Developer, any of its Controlled Affiliates, any Developer Outlet or other UFood Outlets or the goodwill associated with the Marks; and (iii) are of good moral character and otherwise meet Franchisor's then current criteria for UFood Outlets' franchisees.

Developer must give Franchisor from time to time, during and after the approval process, the financial statements and other information regarding Developer or its Controlled Affiliate and their Owners, and the development and operation of the proposed Developer Outlet, that Franchisor reasonably requires, including investment and financing plans for the proposed Developer Outlet.

If Franchisor approves the completed franchise application package delivered by Developer, and provided that Developer is then in full compliance with this Agreement, and Developer and all Controlled Affiliates are then in full compliance with all Franchise Agreements executed pursuant to this Agreement, but subject to any restrictions of applicable law, Franchisor agrees to offer to Developer or its specified Controlled Affiliate a Franchise to operate a UFood Outlet by delivering to Developer a Franchise Agreement in form for execution by Developer or its applicable Controlled Affiliate and each of their respective Owners. Such Franchise Agreement shall be executed and returned to Franchisor, together with all fees due upon execution thereof, within twenty (20) days after Franchisor's delivery thereof, but in no event sooner than the time period required under applicable law. Developer acknowledges that Franchisor will not commence its review of the proposed site until Developer or its Controlled Affiliate signs the Franchise Agreement and pays all fees due to Franchisor upon such signing, at which time the site review and approval process shall be governed by such Franchise Agreement. Neither Franchisor's offering a Franchise to Developer or its Controlled Affiliate, nor any other written or oral communication from Franchisor to Developer or a Controlled Affiliate prior to the signing of a Franchise Agreement, nor Franchisor's signing a Franchise Agreement shall be deemed an approval by Franchisor of any site proposed by Developer or a Controlled Affiliate. Such approval may be effected only in accordance with the terms and conditions of a signed Franchise Agreement.

If Developer or the applicable Controlled Affiliate fails to return the Franchise Agreement (including the guarantees and all related documents), or to pay any fees due upon execution thereof, within the time period specified above, Franchisor may withdraw its offer to grant a Franchise for a UFood Outlet in such geographic area at any time thereafter. In no event may a Developer Outlet be opened for business prior to Developer's receipt of written notice from Franchisor authorizing the opening of such Developer Outlet.

4.	DEVELOPMENT FEE.

Concurrently with and in consideration of the execution of this Agreement, Developer shall pay to Franchisor the sum set forth on Exhibit B hereof as a development fee (the "Development Fee") which shall be deemed fully earned by Franchisor upon execution of this Agreement. Franchisor shall apply Seventeen Thousand, Five Hundred Dollars ($17,500) of the Development Fee toward the initial franchise fee payable under each Franchise Agreement. The Development Fee is not refundable under any circumstances, is not subject to offset, and is payable to Franchisor regardless of whether Developer develops any Developer Outlets.

5.	TRAINING.

5.A.	INITIAL TRAINING.

Within thirteen (13) weeks after the Effective Date, Developer's Development Manager and Chief Executive Officer (if different from the Development Manager) must attend and complete to Franchisor's satisfaction Franchisor's initial training program in the operation of a UFood Outlet.

5.B.	ADDITIONAL TRAINING AND FEES.

Franchisor may, as it deems necessary, require the Development Manager and/or other key employees of Developer to attend or participate in additional training programs during the Development Term. Developer shall pay Franchisor's reasonable fees for these programs. Franchisor also may charge for updated, additional or refresher training materials supplied to Developer or its personnel. Developer shall be responsible for the travel, living and other expenses (including local transportation expenses) and compensation of Developer's personnel incurred in connection with any training programs.

In the event the trained Development Manager ceases to hold such position with Developer, Developer shall have thirty (30) days in which to appoint a substitute or replacement officer who is subject to Franchisor's approval pursuant to Section 9.A. below and must attend and complete to Franchisor's satisfaction the initial training program that Franchisor designates promptly after appointment. Developer shall pay Franchisor's reasonable fees for training substitute or replacement officers. If Franchisor determines that any of Developer's personnel has failed to satisfactorily complete any training program, Developer shall immediately hire a substitute officer and promptly arrange for such person to complete the training program that Franchisor designates to Franchisor's satisfaction.

6.	MARKS.

6.A.	OWNERSHIP AND GOODWILL OF MARKS.

Developer's right to use the Marks is derived only from this Agreement and is limited to Developer's developing and operating UFood Outlets according to this Agreement, Franchise Agreements and all System Standards that Franchisor prescribes. Developer's unauthorized use of the Marks is a breach of this Agreement and infringes Franchisor's rights in the Marks. Developer acknowledges and agrees that its use of the Marks and any goodwill established by that use are exclusively for Franchisor's benefit and that this Agreement does not confer any goodwill or other interest in the Marks upon Developer (other than the right to operate the Outlet under this Agreement). All provisions of this Agreement relating to the Marks apply to any additional proprietary trade and service marks Franchisor authorizes Developer to use. Developer may not at any time during or after this Agreement's term contest or assist any other Person in contesting the validity, or Franchisor's ownership, of any of the Marks.

6.B.	LIMITATIONS ON DEVELOPER'S USE OF MARKS.

Developer agrees to identify itself as an independent licensee of the Marks in the manner Franchisor prescribes. Developer may not use any Mark (1) as part of any corporate or legal business name, (2) with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos Franchisor has licensed to Developer pursuant to this Agreement), (3) in selling any unauthorized services or products, (4) as part of any domain name, homepage, electronic address, or otherwise in connection with a Website, or (5) in any other manner that Franchisor has not expressly authorized in writing.

Developer agrees to display the Marks prominently on forms, advertising, supplies, and other materials in the manner that Franchisor designates. Developer agrees to give the notices of trade and service mark registrations that Franchisor specifies and to obtain any fictitious or assumed name registrations required under applicable law.

6.C.	NOTIFICATION OF INFRINGEMENTS AND CLAIMS.

Developer agrees to notify Franchisor immediately of any apparent infringement or challenge to Developer's use of any Mark, or of any Person's claim of any rights in any Mark, and not to communicate with any Person other than Franchisor, its attorneys, and Developer's attorneys, regarding any infringement, challenge, or claim. Franchisor may take the action deemed appropriate (including no action) and control exclusively any litigation, U.S. Patent and Trademark Office proceeding, or other administrative proceeding arising from any infringement, challenge, or claim or otherwise concerning any Mark. Developer agrees to sign any documents and take any other reasonable action that, in Franchisor's judgment or in the opinion of Franchisor's attorneys, are necessary or advisable to protect and maintain Franchisor's interests in any litigation or Patent and Trademark Office or other proceeding or otherwise to protect and maintain its interests in the Marks.

6.D.	MODIFICATION AND DISCONTINUANCE OF MARKS.

Franchisor shall have the right to determine, in its sole discretion, whether at any time it is advisable to modify or discontinue using any Mark and/or to use one or more additional or substitute trade or service marks. Developer agrees to comply with Franchisor's directions within a reasonable time after receiving notice. Franchisor need not reimburse Developer for its expenses related to modifying or discontinuing any Marks, for any loss of revenue due to any modified or discontinued Mark, or for the expenses of promoting a modified or substitute trademark or service mark.

Franchisor's rights in this Subsection D apply to any and all of the Marks (and any portion of any Mark) that it authorizes Developer to use in this Agreement. Franchisor may exercise these rights at any time and for any reason, business or otherwise, that it thinks best. Developer acknowledges both Franchisor's right to take this action and its obligation to comply with its directions.

6.E.	INDEMNIFICATION FOR USE OF MARKS.

Franchisor agrees to reimburse Developer for all damages and expenses that Developer incurs in any trademark infringement proceeding disputing Developer's authorized use of any Mark under this Agreement if Developer has timely notified Franchisor of, and complies with Franchisor's directions in responding to, the proceeding. At Franchisor's option, it may defend and control the defense of any proceeding arising from Developer's use of any Mark under this Agreement.

7.	CONFIDENTIAL INFORMATION AND INNOVATIONS.

7.A.	CONFIDENTIAL INFORMATION.

Franchisor and its Affiliates, as applicable, possess and may further develop and acquire certain confidential and proprietary information and trade secrets relating to the System or the development or operation of UFood Outlets, including the following categories of information, methods, techniques, procedures and knowledge developed or to be developed by Franchisor, its consultants or contractors, its Affiliates or its designees, and/or franchisees and developers (the "Confidential Information"):

(1) site selection criteria;

(2) standards, specifications, operating procedures and other methods, techniques, requirements, equipment, recipes, policies, information, concepts and systems relating to, and knowledge of and experience in, the development, operation and franchising of UFood Outlets;

(3) marketing research and advertising, marketing and promotional programs for UFood Outlets;

(4) knowledge concerning the logic, structure and operation of the Computer System (as defined in the Franchise Agreement) components and the Specified Software (as defined in the Franchise Agreement), and all additions, modifications and enhancements thereof, all data generated from use of the Computer System and Specified Software, and the logic, structure and operation of the database file structures containing such data and all additions, modifications and enhancements thereof;

(5) specifications for and knowledge of suppliers of Nutritional Products and other assets, products and supplies used at or sold from UFood Outlets;

(6) information concerning customers, customer lists, operating results, financial performance and other data of UFood Outlets (other than operating results, financial performance and other financial data of the Developer Outlets);

(7) the Manuals (as defined in the Franchise Agreement);

(8) employee selection procedures, training and staffing levels; and

(9) the terms and conditions of this Agreement and the Franchise Agreements entered into pursuant to this Agreement.

Franchisor will disclose to Developer such parts of the Confidential Information as Franchisor deems necessary or advisable from time to time for the performance of Developer's obligations under this Agreement, and Developer may learn or otherwise obtain additional Confidential Information from Franchisor, its Affiliates, its franchisees, its developers and others during the term of this Agreement. Developer acknowledges and agrees that neither Developer nor any agent, representative or contractor of Developer will acquire any interest in or right to use the Confidential Information, other than Developer's right to utilize certain Confidential Information in the development of UFood Outlets pursuant to this Agreement, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition with Franchisor and other UFood Outlets developers and franchisees. Developer agrees to disclose the Confidential Information to its Owners and employees only to the extent reasonably necessary for the performance of Developer's obligations under this Agreement and only if such individuals have agreed to maintain such information in confidence in an agreement enforceable by Franchisor.

Developer acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of Franchisor, is proprietary, includes trade secrets of Franchisor, and is disclosed to Developer solely on the condition that Developer, its Owners and its employees who have access to the Confidential Information agree, and Developer (on its and their behalf) does hereby agree, that, during and after the term of this Agreement, Developer, its Owners and such employees:

(a) will not use the Confidential Information in any other business or capacity;

(b) will maintain the absolute secrecy and confidentiality of the Confidential Information;

(c) will not make unauthorized copies of any portion of the Confidential Information disclosed via electronic medium or in written or other tangible form; and

(d) will adopt and implement all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use or disclosure of or access to the Confidential Information, including requiring the Development Manager and such other employees of Developer that Franchisor designates who will have access to such information to execute the non-competition and confidentiality agreement in the form attached hereto as Exhibit F (the "Confidentiality and Non Competition Agreement"). Developer shall provide Franchisor, at its request, executed originals of each such Confidentiality and Non Competition Agreement.

Notwithstanding anything to the contrary contained in this Agreement and provided Developer shall have obtained Franchisor's prior written consent, the restrictions on disclosure and use of the Confidential Information shall not apply to the following:

(i) information, methods, procedures, techniques and knowledge which are or become generally known throughout the restaurant industry or the nutritional supplement industry, other than through disclosure (whether deliberate or inadvertent) by Developer or any other party having an obligation of confidentiality to Franchisor; and

(ii) the disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Developer is legally compelled to disclose such information, provided Developer has notified Franchisor prior to disclosure and shall have used its best efforts to obtain, and shall have afforded Franchisor the opportunity to obtain, an appropriate protective order or other assurance satisfactory to Franchisor of confidential treatment for the information required to be so disclosed.

7.B.	INNOVATIONS.

Developer agrees to disclose to Franchisor all ideas, concepts, methods, techniques and products conceived or developed by Developer and/or its Affiliates, Owners, agents, representatives, contractors and employees during the term of this Agreement relating to the development or operation of UFood Outlets. Developer hereby grants to Franchisor, and agrees to procure from such other Persons, a perpetual, non exclusive, and worldwide right to use, sublicense the use of, and commercialize in any way any such ideas, concepts, methods, techniques and products in all businesses operated by Franchisor or its Affiliates, developers, franchisees and designees. Franchisor shall have no obligation to make any lump sum or other payments to Developer or any other Person with respect to any such ideas, concepts, methods, techniques and products. Developer will not use, nor will it allow any other Person to use, any such ideas, concepts, methods, techniques and products, whether in connection with any Developer Outlets or otherwise, without obtaining Franchisor's prior written approval. Developer agrees to sign and deliver such instruments and documents, provide such assistance and perform such other acts as Franchisor shall designate in order for Franchisor or its designee to obtain intellectual property rights or exclusive ownership rights in such ideas, concepts, methods, techniques and products.

8.	EXCLUSIVE RELATIONSHIP.

Developer acknowledges and agrees that Franchisor would be unable to protect the Confidential Information against unauthorized use or disclosure, and would be unable to encourage a free exchange of ideas and information among franchisees and developers of UFood Outlets, if franchisees, developers and their Owners (and members of their respective Immediate Families) were permitted to engage in, hold interests in or perform services for Competitive Businesses. Developer further acknowledges and agrees that the restrictions contained in this Section 8 will not hinder its activities or the activities of its Owners (or members of their respective Immediate Families) under this Agreement or in general. Franchisor has entered into this Agreement with Developer on the express condition that, with respect to restaurants featuring food items and/or beverages that are marketed as low-fat, low-carbohydrate or low-calorie and retail businesses featuring the sale of nutritional products or similar businesses, Developer and its owners and members of their respective Immediate Families will deal exclusively with Franchisor. Developer therefore agrees that, during the term of this Agreement, neither Developer nor any Owner of Developer, nor any member of the Immediate Family of Developer or of any Owner of Developer, shall directly or indirectly:

(a) have any controlling or non-controlling interest as a record or beneficial owner in any Competitive Business, wherever located or operating, provided that this restriction shall not apply to the ownership of shares of a class of securities listed on a stock exchange or traded on the over the counter market and quoted on a national inter dealer quotation system that represent less than one-half percent (0.5%) of the number of shares of that class of securities issued and outstanding;

(b) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business, wherever located or operating;

(c) directly or indirectly loan any money or other thing of value to, guarantee any loan to, lease any personal or real property to, or permit the use of its name in connection with, any Competitive Business or any owner, director, officer, manager, employee or agent of any Competitive Business, wherever located or operating;

(d) divert or attempt to divert any actual or potential business or customers of any Developer Outlet or any other UFood Outlets to any Competitive Business; or

(e) employ or seek to employ any individual who is employed by Franchisor, its Affiliate or any other developer or franchisee of a UFood Outlet, or otherwise directly or indirectly induce any such individual to leave said employment, without the prior written consent of such individual's employer.

Furthermore, if Developer is a corporation, limited liability company, partnership or other business entity, it will not engage in any business or other activity, directly or indirectly, other than the development and operation of Developer Outlets developed and operated pursuant to Franchise Agreements with Franchisor.

Developer acknowledges and agrees that the failure of any Person restricted pursuant to this Section 8 to comply with the restrictions of this Section 8 (regardless of whether that Person actually has executed this Agreement, a Guarantee or a Confidentiality and Non Competition Agreement) shall constitute a breach of this Agreement by Developer.

9.	OTHER OBLIGATIONS OF DEVELOPER.

9.A.	DEVELOPMENT MANAGER AND OTHER DEVELOPER PERSONNEL.

Within thirty (30) days after the Effective Date, Developer shall submit to Franchisor the identity and qualifications of the proposed development manager for the Developer's business under this Agreement (the "Development Manager"), including curriculum vitae, work history, experience, references, background verifications and other information that Franchisor reasonably requests. Franchisor shall have the right to conduct an in-person interview of the proposed Development Manager, with all travel and other expenses relating thereto being borne by Developer. Developer shall not employ any Development Manager unless such individual has been approved by Franchisor. Notwithstanding the foregoing or anything to the contrary in this Agreement, Developer shall be solely responsible for the hiring, firing and personnel decisions, and the terms and conditions of employment, relating to the Development Manager and all of its other personnel.

An approved and qualified Development Manager must devote all of his or her business time and attention to fulfilling the Developer's obligations under this Agreement and otherwise supervising the development and operation of the Developer Outlets. Franchisor shall have the right to deal with the Development Manager on matters relating to the day-to-day operations of Developer under this Agreement.

9.B.	OTHER MANAGEMENT PERSONNEL.

In addition to the Development Manager, Developer shall hire, train and maintain the number and level of management personnel required for the conduct of its business pursuant to this Agreement. Developer shall keep Franchisor advised of the identities of such personnel and shall be responsible for ensuring that such personnel are properly trained to perform their duties.

9.C.	RECORDS AND REPORTS.

Developer, at its expense, shall establish and maintain and preserve at its principal office, full, complete and accurate records and reports, and, if required by Franchisor, compact disks and databases in the form specified by Franchisor from time to time pertaining to the development and operation of Developer Outlets and the performance by Developer of its obligations under this Agreement, including: site reports, market studies and analysis, supervisory reports relating to operation of Developer Outlets, records reflecting the financial condition and performance of Developer (utilizing Franchisor's bookkeeping, accounting, recordkeeping and records retention system, including a general ledger system which utilizes a standard chart of accounts prescribed by Franchisor from time to time) and information relating to employee turnover. Franchisor or its representatives shall have the right at any reasonable time to inspect, audit and copy any books, records, reports, computer data bases and documents pertaining to Developer's obligations hereunder. Developer agrees to cooperate fully with Franchisor in connection with any such inspection or audit.

Developer shall adopt the calendar year as its fiscal year. In addition to the reports and information required under the Franchise Agreements and otherwise in connection with the development and operation of Developer Outlets, Developer shall furnish to Franchisor in the form and format from time to time prescribed by Franchisor, and/or restated in accordance with Franchisor's then current financial and accounting practices and procedures:

(1) on or before the tenth (10th) day of each month, consolidated reports of the Gross Receipts, F&B Gross Receipts and Nutritional Products Gross Receipts (each as defined in the Franchise Agreement) for all Developer Outlets for the preceding month;

(2) within fifteen (15) days following the end of each calendar quarter, reports in the format prescribed by Franchisor from time to time on Developer's progress on its Development Plan and Developer's activities during the immediately preceding quarter, including Developer's activities in locating and developing sites and monitoring the development and operation of Developer Outlets, training activities and employee statistics;

(3) upon request by Franchisor, such other data, reports, information and supporting records for such periods as Franchisor from time to time requires; and

(4) by April 15 of each year, a consolidated year end balance sheet of Developer and all Controlled Affiliates, a consolidated profit and loss statement covering Developer's and its Controlled Affiliates' operations for such fiscal year reflecting all year end adjustments, and a consolidated statement of changes in cash flow of Developer and its Controlled Affiliates.

Each report and financial statement submitted by Developer shall be signed and verified by Developer in the manner prescribed by Franchisor. Franchisor may disclose data derived form these reports and financial statements in any manner, but will not (without Developer's consent) disclose Developer's identity in connection therewith in any materials Franchisor circulates publicly, unless Franchisor is required by law to do so.

Developer agrees to maintain and to furnish to Franchisor upon request complete copies of all income, sales, use and service tax returns, and employee withholding, worker's compensation and similar reports filed by Developer reflecting Developer's activities and the activities of the Developer Outlets. Developer shall immediately report to Franchisor and/or its designee any events or developments which might have a materially adverse impact on the operation of any of the Developer Outlets, the performance of Developer under this Agreement, or the goodwill associated with the Marks and UFood Outlets.

9.D.	COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.

Developer shall secure and maintain in force in its name all required licenses, permits, and certificates relating to the conduct of its business pursuant to this Agreement. Developer shall comply with all applicable laws, ordinances and regulations, including laws relating to worker's compensation insurance, unemployment insurance, and withholding and payment of all taxes. Developer shall, in all dealings with its contractors, suppliers, Franchisor, and others adhere to high standards of honesty, integrity, fair dealing and ethical conduct. Developer shall pay all amounts owed to its vendors and suppliers (including Franchisor and its Affiliates) on time and in the ordinary course of business. Developer agrees to refrain from any business or practice which may be injurious to the business of Franchisor and the goodwill associated with the Marks and other UFood Outlets. Developer shall notify Franchisor in writing within three (3) days after the commencement of any action, suit or proceeding, or issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which might adversely affect the operation or financial condition of Developer.

Developer agrees to comply with, and to assist Franchisor to the fullest extent possible in its efforts to comply with, the Anti-Terrorism Laws. In connection with such compliance, Developer certifies, represents, and warrants that none of its property or interests is subject to being "blocked" under any of the Anti-Terrorism Laws, and that neither Developer nor any Owner of Developer is otherwise in violation of any of the Anti-Terrorism Laws or listed in the Annex to Executive Order 13224. Developer certifies that none of Developer, its Owners, its employees, or anyone associated with it is listed in the Annex to Executive Order 13224. (The Annex is available at http://www.treasury.gov/offices/enforcement/ofac/sanctions/ terrorism.html) Developer agrees not to hire or contract with any individual who is listed in the Annex. Developer also certifies that it has no knowledge or information that, if generally known, would cause Developer, any of Developer's Owners or employees, or anyone associated with Developer to be listed in the Annex to Executive Order 13224, and, if any of the foregoing becomes listed on such Annex, Developer will immediately notify Franchisor in writing. Developer is solely responsible for ascertaining what actions it must take to comply with the Anti-Terrorism Laws, and Developer specifically acknowledges and agrees that its indemnification responsibilities set forth in Section 13.D. of this Agreement extend to its obligations under this Subsection. Any misrepresentation by Developer under this Subsection, or any violation of the Anti-Terrorism Laws by Developer or its Owners or employees, shall constitute grounds for immediate termination of this Agreement and any other agreement between Franchisor (or one of its Affiliates) and Developer (and one of its Affiliates) pursuant to Section 11.B. below.

10.	TRANSFER.

10.A.	TRANSFER BY FRANCHISOR.

This Agreement and any or all of Franchisor's rights and obligations hereunder are fully transferable by Franchisor and shall inure to the benefit of any transferee or other legal successor to the interests of Franchisor herein. Upon Franchisor's assignment of all of its rights and obligations under this Agreement, Franchisor shall have no further liability or obligation to Developer.

10.B.	TRANSFER BY DEVELOPER.

Developer understands, acknowledges and agrees (and hereby represents and warrants to Franchisor that its Owners understand and agree) that the rights and duties created by this Agreement are personal to Developer and its Owners and that a material cause for Franchisor's willingness to enter into this Agreement is its reliance upon the individual or collective character, skill, aptitude, business ability and financial capacity of Developer, its Owners and Persons that directly or indirectly have a Controlling Interest in Developer. Therefore, Developer agrees that:

(1) no Ownership Interest in Developer or in any Person that directly or indirectly holds a Controlling Interest in Developer;

(2) no obligations, rights or interest of Developer in (a) this Agreement, (b) any Ownership Interest in any Controlled Affiliate, or (c) all or substantially all of the assets of Developer; and

(3) no right to receive all or a portion of Developer's or any Developer Outlet's profits or losses or any capital appreciation relating to Developer or any Developer Outlet may be transferred without the prior written consent of Franchisor. A transfer of this Agreement may be made (subject to Franchisor's rights below) only with a transfer of all of Developer's rights and obligations under all Franchise Agreements signed by Developer and all Ownership Interests in all Controlled Affiliates held by Developer or any Owner of Developer. Any purported transfer in violation of this Section shall constitute a breach of this Agreement and shall convey to the transferee no rights or interests in the foregoing.

As used in this Agreement, the term "transfer" shall include the following, whether voluntary or involuntary, conditional, direct or indirect: (1) assignment, sale, gift or pledge; (2) the grant of a mortgage, charge, lien or security interest, including the grant of a collateral assignment; (3) a merger, consolidation, exchange of shares or other Ownership Interests, issuance of additional Ownership Interests or securities representing or potentially representing Ownership Interests, or redemption of Ownership Interests; (4) a sale or exchange of voting interests or securities convertible to voting interests, or an agreement granting the right to exercise or control the exercise of the voting rights of any holder of Ownership Interests or to control the operations or affairs of Developer; and (5) except where specifically approved by Franchisor, a management agreement whereby Developer delegates (i) any of its obligations under this Agreement or (ii) any or all of the management functions with respect to the business to be conducted by Developer pursuant to this Agreement. In addition to the foregoing, a transfer (as defined above) will include any transfer by virtue of (a) divorce; (b) insolvency; (c) dissolution of a corporation, limited liability company, partnership or other business entity; (d) will; (e) intestate succession; (f) declaration of or transfer in trust; or (g) foreclosure, attachment, seizure or otherwise by operation of law.

10.C.	FRANCHISOR'S RIGHT TO APPROVE TRANSFERS.

If Developer or any Person intends to make a transfer of any interest which, under Paragraph B of this Section, requires Franchisor's prior written consent, Developer shall deliver to Franchisor written notice of such proposed transfer at least thirty (30) days prior to its intended effective date. Such notice shall describe in detail the proposed transfer (including the nature of the transfer, the nature and amount of the interests being transferred, the reason for the transfer, the consideration to be paid and the terms of payment of such consideration and the effective date) and shall identify and provide all pertinent background information regarding the proposed purchaser.

Franchisor shall have thirty (30) days from delivery of such notice and fee within which to evaluate the proposed transaction and to notify Developer of its approval or disapproval (with reasons) of the proposed transfer. If approved, the transfer must take place in full compliance with all applicable laws, as described in the notice (as modified by any conditions imposed by Franchisor in granting its approval), and within thirty (30) days of the delivery of notice of Franchisor's approval. No transfer shall relieve the transferor from any obligations or liabilities to Franchisor or its Affiliates under or relating to this Agreement, whether arising before or after the effective date of such transfer.

Developer agrees that it would be reasonable for Franchisor to disapprove any proposed transfer based on any and all reasonable factors, including the fact that:

(1) the proposed transfer is to a Competitive Business or to a Person who directly or indirectly owns any interest in or performs any services for a Competitive Business;

(2) Developer and its Owners are not in full compliance with this Agreement or Developer or any Controlled Affiliate is not in full compliance with any Franchise Agreement executed pursuant to this Agreement;

(3) the proposed transferee and, if applicable, any of its owners (a) are not of good moral character, (b) otherwise fail to meet Franchisor's then applicable standards for developers or owners of developers, or (c) are not in full compliance with any agreement between Franchisor or its Affiliate and any of them; or

(4) the price and terms of the proposed transfer are so burdensome as to adversely affect or have a potentially adverse effect on Franchisor's rights and interests, or Developer's obligations, under this Agreement.

10.D.	CONDITIONS FOR APPROVAL OF TRANSFERS.

In granting its approval of a proposed transfer, Franchisor may also impose other reasonable conditions on its approval of the proposed transfer, including any one or more of the following:

(1) that the proposed transferee and its owners demonstrate that they have sufficient business experience, aptitude and financial recourses to develop UFood Outlets and operate Developer Outlets in accordance with the requirements of this Agreement and all Franchise Agreements executed pursuant to this Agreement;

(2) that Developer, the transferring Owners or the proposed purchaser pay a transfer fee to Franchisor of Twenty-Five Thousand Dollars ($25,000), provided that this amount will be adjusted to an amount that is commensurate with such inflation as has occurred between the date hereof and the time of the proposed transfer;

(3) that, if any part of the sale price is financed by the transferor, it agrees, in a manner satisfactory to Franchisor, that all obligations of the purchaser under or pursuant to any promissory notes, agreements or security interests reserved by the transferor be subordinate to any obligations of the purchaser to pay amounts then or thereafter due Franchisor and its Affiliates and all interests of Franchisor or its designee in connection with any right of first refusal or purchase option;

(4) that the purchaser and its owners execute any guarantees and other undertakings then being required by Franchisor of other developers or owners of developers of UFood Outlets;

(5) that Developer, the transferring Owners and the transferee (if the transferee is, or is the holder of Ownership Interests in, a developer or franchisee of Franchisor or otherwise has, or is the holder of Ownership Interests in a Person that has, a contractual relationship with Franchisor or any of its Affiliates) execute a general release and consent agreement, in form satisfactory to Franchisor, of any and all claims against Franchisor and its Affiliates and their respective shareholders, officers, directors, employees and agents, for matters arising on or before the effective date of the transfer;

(6) that Developer or, if applicable, the transferring Owners (and members of their Immediate Families) execute a noncompetition undertaking in favor of Franchisor and the transferee, which undertaking shall contain the restrictions in Section 12.D. below and apply for a period of eighteen (18) months commencing on the effective date of such transfer or the date upon which all Persons bound by such undertaking begin to comply fully with the terms of such undertaking, whichever is later;

(7) that Developer, the transferor and the transferee (if the transferee is, or is the holder of Ownership Interests in, a developer or franchisee of Franchisor or otherwise has, or is the holder of Ownership Interests in a Person that has, a contractual relationship with Franchisor or any of its Affiliates) pay all amounts owed to Franchisor or its Affiliates which are then due and unpaid;

(8) that any new Development Manager is reasonably acceptable to Franchisor and that the new Development Manager must attend and complete to Franchisor's satisfaction Franchisor's initial management training program in the operation of a UFood Outlet;

(9) in the event of a transfer of this Agreement, that the transferee and its owners agree, in a manner satisfactory to Franchisor, at Franchisor's option, to (a) be bound by all terms and conditions of this Agreement for the remainder of the term of this Agreement or (b) execute Franchisor's then current form of standard development agreement and such ancillary documents (including guarantees) as are then customarily used by Franchisor in the grant of development rights for UFood Outlets, which may contain provisions materially different from those contained in this Agreement, provided that (i) such development agreement shall be for a term equal to the remaining Development Term of this Agreement and shall provide for the same Sub Areas and Sub Area Quotas as are reflected herein, and (ii) the Franchise Agreement to be executed for each UFood Outlets to be developed pursuant to such development agreement shall be the then current form of standard franchise agreement that is then customarily used by Franchisor in the grant of Franchises for UFood Outlets, which may contain provisions materially different from those contained in the Franchise Agreement attached hereto.

(10) that Developer, the transferor and the transferee execute an agreement, in form satisfactory to Franchisor, under which all parties agree to remain jointly and severally liable for all liabilities and obligations of the developer hereunder, or under the development agreement and documents referenced in Subparagraph 9(b) above, as applicable, whether accruing before or after the effective date of the transfer.

Subparagraph (2) above shall not apply to transfers by gift, bequest, or inheritance. Developer acknowledges and agrees that the failure of any Person restricted pursuant to Subparagraph (6) above to comply with this Section 10, including the restrictions described in Subparagraph (6), shall constitute a breach of this Agreement by Developer.

10.E.	DEATH OR INCAPACITY OF DEVELOPER.

If Developer is an individual, upon the death of Developer or the permanent incapacity of Developer to conduct business affairs, or, if Developer is a corporation, limited liability company, partnership or other business entity, upon the death or permanent incapacity of an Owner of Developer, all of such Person's interest in this Agreement, or such interest in Developer, shall be transferred to a transferee approved by Franchisor. Such disposition of this Agreement or such interest in Developer (including transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed nine (9) months from the date of death or permanent disability, and shall be subject to all the terms and conditions applicable to transfers contained in this Section 10. Failure to so transfer the interest in this Agreement or such interest in Developer within said period of time shall constitute a breach of this Agreement.

10.F.	PUBLIC OR PRIVATE OFFERING.

Developer acknowledges and agrees that it is the intent of both Franchisor and Developer that none of Developer or any of its Affiliates, or Owners shall be or become, and Developer covenants that neither it nor any such Person shall be or become, a public company or "reporting company" (as defined in Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended, any equivalent or successor law or regulation, or otherwise), including by way of an initial public offering or transfer to or merger with an existing public company. Accordingly, Developer agrees that no Ownership Interests in Developer or any such other Person may be offered pursuant to a public offering or transferred to a public company or "reporting company." Developer further agrees that such Ownership Interests will not be offered pursuant to a private placement without the prior written consent of Franchisor. Franchisor may impose conditions on granting its consent to a private placement of Ownership Interests by Developer, including the conditions described in Sections 10.C. and 10.D. and the conditions that:

(1) such private placement complies with all applicable federal, state and local laws governing offerings of securities and all applicable agreements between Developer and Franchisor or its Affiliates, including each of the relevant transfer procedures, requirements, and limitations contained in this Agreement;

(2) such private placement does not result in any change in operating control of Developer or any Developer Outlet or in the parties owning a Controlling Interest in Developer or any Developer Outlet, or in the individual or individuals controlling the management, policies or decision making power of Developer;

(3) each such entity or individual receiving Ownership Interests in such private placement be an accredited investor, as defined by applicable law, and shall have been identified and be reasonably acceptable to Franchisor; provided, however, that Franchisee may allow unaccredited investors to receive Ownership Interests if Franchisee has complied with applicable law with respect thereto;

(4) a draft of any offering memorandum or other information used in connection with any such private placement be submitted to Franchisor for review and comment a reasonable time prior to its use, that the reasonable comments and suggestions of Franchisor thereon are given due consideration and that a final version of such memorandum or information be provided to Franchisor at least five (5) days prior to its distribution to prospective investors;

(5) any offering memorandum or information clearly state that it is not an offering by Franchisor and that Franchisor has not participated in its preparation and has not supplied any financial information, projections, budgets, cost estimates, or similar information contained therein, all of which shall be the sole responsibility of Developer;

(6) each recipient of information relating to such private placement agree to maintain it in confidence;

(7) the structure, timing, allocation and nature of such private placement be reasonably acceptable to Franchisor;

(8) Developer or such other issuer not become a "reporting company" by virtue of Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended;

(9) each Person who or entity which becomes an Owner of Developer as a result of such private placement signs such guarantees and other undertakings that Franchisor then requires of owners of developers of UFood Outlets.

Developer agrees to indemnify and hold harmless the Franchisor Indemnified Parties from and against any and all costs, damages, expenses, claims, actions, judgments and liabilities (including costs and expenses related to legal defense) arising from or relating to any private placement described in this Subsection. Developer also agrees to reimburse Franchisor for its reasonable expenses incurred in connection with any such private placement (including attorneys' fees) and to comply with all requirements of Franchisor in connection with such offering, including adding appropriate disclaimers to the offering documents and execution of appropriate indemnification agreements.

10.G.	EFFECT OF CONSENT TO TRANSFER.

Franchisor's consent to a transfer under this Section 10 shall not constitute a waiver of any claims it might have against Developer (or its Owners), nor shall it be deemed a waiver of Franchisor's right to demand full compliance with any of the terms or conditions of this Agreement by Developer or the transferee. Franchisor's consent to any such transfer shall not, unless expressly provided in such consent, effect a release of Developer (or its Owners, as the case may be) following the transfer. Franchisor's approval of any proposed transfer indicates only that the transferee meets, or that Franchisor has waived, the criteria established by Franchisor for developers as of the time of such transfer and does not constitute a warranty or guaranty by Franchisor, express or implied, of the suitability of the terms of sale or of the successful operation or profitability of the transferee.

10.H.	FRANCHISOR'S RIGHT OF FIRST REFUSAL.

If Developer or any of its Owners shall at any time determine to sell an interest in this Agreement, all or substantially all of the assets of Developer, or an Ownership Interest in Developer, Developer or its Owner(s) shall obtain a bona fide, arm's-length, executed purchase agreement (and any ancillary agreements) in complete and definitive form, not subject to any financing contingency or other material, substantive contingency (other than Franchisor's consent and waiver of its right of first refusal as described herein), and an earnest money deposit (in the amount of five percent (5%) or more of the purchase price) from a qualified, responsible, bona fide and fully disclosed purchaser. A true and complete copy of such purchase agreement and any proposed ancillary agreements shall immediately be submitted to Franchisor by Developer, such Owner(s) or both. The purchase agreement (1) must apply only to an interest which is permitted to be transferred under this Agreement, (2) may not include the purchase of any other property or rights of Developer (or such Owner(s)), and (3) must not provide for any additional payments to be made, or any increase in the amounts payable, in the event Franchisor exercises its right of first refusal hereunder. The price and terms of purchase offered to Developer (or such Owner(s)) in the purchase agreement for the aforementioned interests shall reflect the bona fide price offered therefor and shall not reflect any value for any other property or rights.

Franchisor shall have the right, exercisable by written notice delivered to Developer or such Owner(s) within thirty (30) days from the date of receipt by Franchisor of an exact copy of such purchase agreement, together with payment of any applicable transfer fee and a completed and executed application for Franchisor's consent to transfer such interest, to purchase such interest for the price and on the terms and conditions contained in such purchase agreement, provided that: (i) Franchisor may substitute cash, a cash equivalent, or marketable securities of equivalent value for any form of payment proposed in such purchase agreement; (ii) Franchisor's credit shall be deemed equal to the credit of any proposed purchaser; and (iii) Franchisor shall have not less than ninety (90) days to prepare for closing, subject to extension at Franchisor's option to enable Franchisor, Developer or any other Person to obtain any necessary consent of a third party, including obtaining any necessary permits and licenses. Regardless of whether included in the purchase agreement, Franchisor shall be entitled to all customary representations, warranties and indemnities given by the seller of a business, including indemnities for all actions, events and conditions that existed or occurred prior to the closing in connection with Developer's business or the assets or Ownership Interests being purchased and representations and warranties as to: (1) ownership, condition and title to the Ownership Interests and/or assets being purchased; (2) absence of liens and encumbrances relating to such Ownership Interests and/or assets; (3) validity of contracts; and (4) liabilities, contingent or otherwise, of any legal entity whose Ownership Interests or assets are purchased. At the closing, the seller shall provide to the purchaser good, valid, marketable, and indefeasible title (or equivalent rights) to all tangible and intangible property transferred, free and clear of any mortgage, claim, lien, or encumbrance, with all sales and other transfer taxes paid by Developer. Local custom shall be followed as to formalities of any transfer documentation, closing costs, and closing logistics. If Franchisor exercises its right of first refusal, Developer and/or such selling Owner(s) (and members of their respective Immediate Families), as applicable, shall be bound by the restrictions in Section 12.D. below for a period of eighteen (18) months commencing on the effective date of the transfer or the date upon which all Persons bound by such restrictions begin to comply fully with such restrictions, whichever is later.

If Franchisor does not exercise its right of first refusal, Developer or such Owner(s) may complete the sale to such purchaser pursuant to and on the exact terms of such purchase agreement, subject to Franchisor's approval of the transfer, as provided for in this Agreement. However, if the sale to such purchaser is not completed within thirty (30) days after Franchisor's approval of the transfer, or if there is a change in the terms of the sale (of which Developer shall promptly notify Franchisor), Franchisor shall have an additional right of first refusal for thirty (30) days as set forth herein on the modified or initial terms and conditions of sale, at Franchisor's option.

10.I.	OWNERSHIP STRUCTURE.

Developer represents and warrants that its Owners are as set forth on Exhibit D attached to this Agreement and covenants that it will not permit the identity of such Owners, or their respective interests in Developer, to change without complying with this Agreement. Developer covenants further that it will execute updated copies of Exhibit D to reflect any changes in the information contained therein.

11.	TERMINATION OF AGREEMENT.

11.A.	BY DEVELOPER.

If Developer and its Owners are in full compliance with this Agreement and Franchisor materially breaches this Agreement, and Franchisor does not:

(1) correct such breach within thirty (30) days after Franchisor's receipt of written notice from Developer specifically identifying the material breach; or

(2) undertake within thirty (30) days after Franchisor's receipt of written notice from Developer specifically identifying the material breach, and continue until completion, reasonable efforts to cure such breach if such breach cannot reasonably be cured within thirty (30) days, then Developer may terminate this Agreement, at its option and without waiving any other rights (including the right to damages), effective thirty (30) days after Franchisor's receipt of written notice of termination. Any attempt to terminate this Agreement by Developer other than as provided in this Subsection A shall be a breach of this Agreement.

11.B.	BY FRANCHISOR.

Franchisor may terminate this Agreement, at its option and without waiving any other rights (including the right to damages), effective upon delivery of notice of termination to Developer, if:

(1) Developer fails to satisfy the development obligations for any Sub-Area pursuant to this Agreement;

(2) Developer or any of its Owners has made or makes any material misrepresentation or omission in its application or acquisition of the rights under this Agreement, in materials submitted relating to a transfer, or in otherwise performing its obligations hereunder, including with respect to any Anti-Terrorism Laws;

(3) Developer, any of its Owners or the Development Manager is convicted by a trial court of, or pleads guilty or no contest to a felony or any other crime or offense, or engages in any misconduct or behavior, that might adversely affect the reputation of UFood Outlets or Developer or the goodwill associated with the Marks;

(4) Developer or any other Person makes a purported assignment or transfer in violation of this Agreement;

(5) Developer (or any of its Owners or employees) makes any unauthorized use, disclosure or duplication of any of the Confidential Information, makes any unauthorized use of the Marks or challenges or seeks to challenge the validity of Franchisor's or its Affiliates' rights in and to the Marks or the Confidential Information;

(6) Developer (or any of its Owners) applies for or otherwise obtains a registration of any Mark anywhere in the world;

(7) Developer, any of its Owners, or any member of their Immediate Families (whether or not bound by individual noncompetition undertakings), or other Person who has executed such individual undertaking, violates the restrictions in this Agreement or such undertaking with respect to Competitive Businesses or Confidential Information;

(8) Developer fails to make payments of any amounts due Franchisor or its Affiliates and does not correct such failure within ten (10) days after written notice of such failure is delivered to Developer;

(9) Developer or any of its Owners fails to comply with any other provision of this Agreement and does not correct such failure within thirty (30) days after written notice of such failure is delivered to Developer;

(10) Franchisor has delivered a notice of termination of one (1) or more Franchise Agreements executed pursuant to this Agreement in accordance with its terms and conditions, or Developer (or a Controlled Affiliate) has attempted to terminate this Agreement or a Franchise Agreement with Franchisor without complying with the appropriate termination provisions of this Agreement or such Franchise Agreement;

(11) Developer makes an assignment for the benefit of creditors or admits in writing its insolvency or inability to pay its debts generally as they become due; Developer consents to the appointment of a receiver, trustee, or liquidator of all or the substantial part of its property; any portion of Developer's assets is attached, seized, subjected to a writ or distress warrant, or levied upon, unless the attachment, seizure, writ, warrant, or levy is vacated within thirty (30) days; or any order appointing a receiver, trustee, or liquidator of Developer or any portion of Developer's assets is not vacated within thirty (30) days following the order's entry; or

(12) Developer or any of its Owners fails on three (3) or more separate occasions within any period of twenty-four (24) consecutive months to comply with any one or more provisions of this Agreement (whether the same provision or different provisions), whether or not such failures to comply are corrected after notice of default is given, or fails on two (2) or more separate occasions within any period of twelve (12) consecutive months to comply with the same provision of this Agreement, whether or not such failures to comply are corrected after notice of default is given.

11.C.	TERMINATION OF THE DEVELOPMENT TERM AND CERTAIN RIGHTS OF DEVELOPER.

If Franchisor is entitled to terminate this Agreement in accordance with Section 11.B., Franchisor shall, instead of terminating this Agreement, have the option to terminate Developer's right to develop additional UFood Outlets in Sub-Areas specified by Franchisor and Developer's territorial rights under Section 2.B. related to those Sub-Areas, effective ten (10) days after delivery of written notice thereof to Developer. If any of such rights, options or arrangements are terminated in accordance with this Subsection, such termination shall be without prejudice to Franchisor's right to terminate this Agreement in accordance with Section 11.B. or to terminate any other rights, options or arrangements under this Agreement at any time thereafter for the same default or as a result of any additional defaults of the terms of this Agreement.

11.D.	EFFECT OF TERMINATION.

The parties acknowledge and agree that the fact of the termination of this Agreement alone shall not be grounds for the termination of any Franchise Agreement executed prior to the effective date of the termination of this Agreement. However, nothing in this Agreement shall limit any party's right to terminate any such Franchise Agreement, including the right to terminate any such Franchise Agreement due to any event, cause or default which also forms the basis or grounds of the termination of this Agreement.

Any provision of this Agreement to the contrary notwithstanding, the termination of this Agreement shall not affect the rights of the terminating party with respect to any damages it has suffered as a result of any breach of this Agreement, nor shall it affect the rights of either party with respect to liabilities or claims accrued, or arising out of events occurring prior to, the effective date of termination. Neither the right of termination, nor the right to sue for damages or any other remedy available to either party hereunder, shall be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity.

12.	RIGHTS AND OBLIGATIONS OF FRANCHISOR AND DEVELOPER UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT.

12.A.	PAYMENT OF AMOUNTS OWED.

Developer shall immediately pay to Franchisor and its Affiliates, upon termination or expiration of this Agreement for any reason, all amounts owed to Franchisor or its Affiliates which are then unpaid, whether or not attributable to the operation of Developer's business under this Agreement.

12.B.	DE IDENTIFICATION.

Upon the termination or expiration of this Agreement for any reason, except with respect to Franchise Agreements then in effect between Franchisor and Developer or its Controlled Affiliates, Developer shall:

(1) have no further rights to develop or operate UFood Outlets;

(2) immediately cease all use of the Marks and not thereafter directly or indirectly at any time or in any manner identify itself or any business as a current or former developer of Franchisor, or as otherwise associated with Franchisor, or use any Mark, any colorable imitation thereof or any mark or trade dress substantially identical to or deceptively similar to any Mark in any manner or for any purpose, or utilize for any purpose any trade name, trademark or service mark, or other commercial symbol or trade dress that suggests or indicates a connection or association with Franchisor;

(3) immediately take such action as may be required to cancel or, at Franchisor's option, transfer to Franchisor or its designee, all fictitious or assumed name or equivalent registrations relating to its use of any Mark.

Developer shall furnish to Franchisor, within thirty (30) days after the effective date of termination or expiration, evidence satisfactory to Franchisor of Developer's compliance with all of the foregoing obligations in Subparagraphs (2) and (3) above.

12.C.	CONFIDENTIAL INFORMATION.

Upon termination or expiration of this Agreement for any reason, except with respect to Franchise Agreements then in effect between Franchisor and Developer or its Controlled Affiliates, Developer, and all of its Affiliates, Owners, employees, agents and other representatives, will immediately cease to use, and will maintain the absolute confidentiality of, any Confidential Information and will refrain from using such Confidential Information in any business or otherwise.

12.D.	COVENANT NOT TO COMPETE.

Upon the expiration or termination of this Agreement for any reason (other than pursuant to Section 11.A.), and except with respect to Franchise Agreements then in effect between Franchisor and Developer or its Controlled Affiliates, neither Developer nor any of its Owners shall directly or indirectly (through a member of the Immediate Family of Developer or any Owner or otherwise), for a period of eighteen (18) months commencing on the effective date of such termination or expiration, or the date on which all persons bound by this Subsection begin complying fully with this Subsection, whichever is later:

(1) have any controlling or non-controlling interest as a record or beneficial owner in any Competitive Business located or operating within the Development Area, provided that this restriction shall not apply to the ownership of shares of a class of securities listed on a stock exchange or traded on the over the counter market and quoted on a national inter dealer quotation system that represent less than one-half percent (0.5%) of the number of shares of that class of securities issued and outstanding;

(2) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business located or operating within the Development Area;

(3) directly or indirectly loan any money or other thing of value to, guaranty any loan to, lease any personal or real property to, or permit the use of its name in connection with, any Competitive Business located or operating within the Development Area;

(4) divert or attempt to divert any actual or potential business or customers of any UFood Outlet to any Competitive Business, wherever located or operating; or

(5) employ or seek to employ any individual who is employed by Franchisor, its Affiliate or any developer or franchisee of a UFood Outlet, or otherwise directly or indirectly induce or attempt to induce any such individual to leave said employment, without the prior written consent of such individual's employer.

Developer agrees that the provisions of this Section are necessary to protect the legitimate business interests of Franchisor, its Affiliates and other franchisees of Franchisor and its Affiliates, including preventing the unauthorized dissemination of marketing, promotional, and other confidential information to competitors thereof, protecting the trade secrets and the integrity of the System, preventing duplication of the System by unauthorized third parties, and preventing damage to and/or loss of goodwill associated with the Marks and other intellectual property rights of Franchisor.

12.E.	CONTINUING OBLIGATIONS.

All obligations of Franchisor and Developer which expressly or by their nature survive or are intended to survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

13.	RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.

13.A.	INDEPENDENT CONTRACTORS.

It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Franchisor and Developer are and shall be independent contractors, and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner, or employee of the other for any purpose. Developer shall conspicuously identify itself in all dealings with customers, suppliers, vendors, public officials, Developer personnel, and others as the owner of the business under a license granted by Franchisor and shall conspicuously and prominently place such other notices of independent ownership in the form that Franchisor periodically designates at its principal office and on such forms, business cards, stationery, advertising, and such other materials as Franchisor may require from time to time.

13.B.	NO LIABILITY FOR ACTS OF OTHER PARTY.

Developer shall not employ any of the Marks in signing any contract, application for any license or permit, or in a manner that may result in liability of Franchisor or its Affiliates for any indebtedness or obligation of Developer. Except as expressly authorized in writing, neither Franchisor nor Developer shall make any express or implied agreements, warranties, guarantees or representations, or incur any debt, in the name of or on behalf of the other, or represent that their relationship is other than licensor and licensee. Neither Franchisor nor Developer shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing. Franchisor shall not be obligated for any damages to any Person or property directly or indirectly arising out of the operation of any Developer Outlet or Developer's business under this Agreement.

13.C.	TAXES.

Franchisor shall have no liability for any sales, use, service, occupation, excise, gross receipts, income, property, payroll, employee withholding or other taxes, whether levied upon this Agreement, Developer or Developer's property, or upon Franchisor, in connection with the business conducted by Developer, except any taxes Franchisor is required by law to collect from Developer with respect to purchases from Franchisor and Franchisor's income taxes. Payment of all such taxes shall be the responsibility of Developer.

13.D.	INDEMNIFICATION OF FRANCHISOR.

Developer agrees to indemnify, defend and hold Franchisor and other Franchisor Indemnified Parties harmless against, and to reimburse them for any and all taxes described in Paragraph C of this Section and any and all claims against, and losses, obligations, damages and expenses incurred by, any one or more of the Franchisor Indemnified Parties directly or indirectly arising out of:

(1) this Agreement, the business conducted by Developer pursuant to this Agreement, or the development or operation of any UFood Outlets developed or to be developed by Developer, including any breach or violation of any agreement, contract or commitment by Developer resulting from Developer's execution and delivery of this Agreement or performance of any of its obligations hereunder or liabilities asserted by Owners, employees, agents or other representatives of Developer arising in connection with training provided by Franchisor or its Affiliates or designees or otherwise;

(2) unauthorized activities conducted in association with the Marks; or

(3) the transfer of any interest in this Agreement, some or all of the assets of Developer or Developer in any manner.

For purposes of this indemnification, "claims" shall mean and include all obligations, actual, consequential, special, and punitive damages, and costs incurred in the defense or settlement of any claim, including reasonable accountants', attorneys', attorney assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, travel and living expenses, and any other expenses of litigation, arbitration or alternative dispute resolution, regardless of whether litigation, arbitration or alternative dispute resolution is commenced. Franchisor and the other Franchisor Indemnified Parties shall have the right to defend any such indemnified claim against them in such manner as Franchisor deems appropriate or desirable, and Developer may not settle any claim or take any other remedial, corrective or similar actions relating to a claim without Franchisor's consent. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. A Franchisor Indemnified Party need not seek recovery from an insurer or other third party, or otherwise mitigate its losses or expenses, in order to maintain and recover fully a claim against Developer.

14.	GENERAL PROVISIONS.

14.A.	ARBITRATION.

Franchisor and Developer agree that, except for controversies, disputes, or claims related to or based on unauthorized use or infringement of the Marks or unauthorized use or disclosure of Confidential Information, or enforcement of noncompetition provisions, all controversies, disputes, or claims between Franchisor and its Affiliates, and its and their respective owners, officers, managers, agents, and employees, as applicable, and Developer (and its Owners, guarantors, Affiliates, and employees, as applicable) arising out of or related to:

(1) this Agreement or any other agreement between Developer and Franchisor;

(2) Franchisor's relationship with Developer;

(3) the scope and validity of this Agreement or any other agreement between Developer and Franchisor or any provision of any such agreement, including the validity and scope of the arbitration obligation under this Section, which Franchisor and Developer acknowledge are to be determined by the arbitrator and not by a court; or; or

(4) any System Standard

must be submitted for binding arbitration, on demand of either party, to the American Arbitration Association. The arbitration proceedings will be conducted by one arbitrator and, except as this subsection otherwise provides, according to the then current commercial arbitration rules of the American Arbitration Association. All proceedings will be conducted at a suitable location chosen by the arbitrator which is within ten (10) miles of Franchisor's then existing principal business address. All matters relating to arbitration will be governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.) and not by any state arbitration law. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction.

The arbitrator has the right to award or include in his or her award any relief which he or she deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the date due), specific performance, injunctive relief, and attorneys' fees and costs, provided that the arbitrator may not declare any mark generic or otherwise invalid and, except as Section 14.G. otherwise provides, Franchisor and Developer (and the Owners) waive any right to or claim for any exemplary or punitive damages. The arbitrator's award and decision shall be conclusive and binding upon all parties.

Franchisor and Developer agree to be bound by the provisions of any limitation on the period of time in which claims must be brought under applicable law or this Agreement, whichever expires earlier. Franchisor and Developer further agree that, in any arbitration proceeding, each party must submit or file any claim which would constitute a compulsory counterclaim (as defined by the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any claim which is not submitted or filed as required is forever barred. The arbitrator may not consider any settlement discussions or offers that might have been made by either Developer or Franchisor. Franchisor reserves the right, but has no obligation, to advance any portion of your share of the costs of any arbitration proceeding in order for such arbitration proceeding to take place and by doing so shall not be deemed to have waived or relinquished its right to seek the recovery of those costs in accordance with Section 14.F.

Franchisor and Developer agree that arbitration will be conducted on an individual, not a class-wide, basis, and that an arbitration proceeding between Franchisor and its Affiliates, and its and their respective owners, officers, managers, agents, and employees, as applicable, and Developer (and its Owners, guarantors, Affiliates, and employees, as applicable) may not be commenced, conducted, consolidated or combined in any way with any other arbitration proceeding or claim between us and any other Person. Notwithstanding the foregoing or anything to the contrary in this Section 14, if any court or arbitrator determines that all or any part of the preceding sentence is unenforceable with respect to a dispute that otherwise would be subject to arbitration under this Section 14.A., then all parties agree that this arbitration clause shall not apply to that dispute and that such dispute shall be resolved in a judicial proceeding in accordance with this Section 14 (excluding this Section 14.A.).

Despite this agreement to arbitrate, Franchisor and Developer each have the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that they must contemporaneously submit the dispute for arbitration on the merits as provided in this subsection.

The provisions of this subsection are intended to benefit and bind certain third party non-signatories and will continue in full force and effect subsequent to and notwithstanding this Agreement's expiration or termination.

If either party commences any legal action or proceeding in any court in contravention of the terms of this Section 14.A., that party shall pay all costs and expenses that the other party incurs in the action or proceeding, including, without limitation, reasonable attorneys' and related fees.

14.B.	SPECIFIC ENFORCEMENT.

Each party to this Agreement agrees that this Section 14 shall be specifically enforceable against such party by the other parties. The provisions of this Section 14 are intended to benefit and bind third party non-signatories and shall continue in full force and effect subsequent to and notwithstanding the expiration and termination of this Agreement.

14.C.	GOVERNING LAW.

Except to the extent governed by the Federal Arbitration Act (9 U.S.C. Sections 1 et seq.), the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.) or other federal law, this Agreement, the rights and obligations of the parties hereto and the relationship of the parties hereto shall, by this express agreement of the parties, be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflicts of law provisions, except that any Nevada law regulating the offer and sale of franchises, business opportunities or similar rights, or governing the relationship of the parties to a contract involving those rights, shall not apply unless its jurisdictional requirements are met independently without reference to this paragraph.

14.D.	INJUNCTIVE RELIEF.

Notwithstanding anything to the contrary contained in Section 14.A. hereof, Franchisor and Developer each have the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction, provided that they must contemporaneously submit for arbitration on the merits any Dispute required to be arbitrated pursuant to Section 14.A. Developer and its Affiliates, and their respective officers, directors, owners, employees, agents and representatives, agree to entry without bond of temporary and permanent injunctions and orders of specific performance enforcing any of the provisions of this Agreement. If Franchisor secures any such injunction or order of specific performance, Developer further agrees to pay Franchisor an amount equal to the aggregate of its costs of obtaining any such relief, including reasonable attorneys' fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, and any damages incurred by Franchisor as a result of any breach.

14.E.	CONSENT TO JURISDICTION.

Subject to the arbitration provisions of this Agreement and the provisions below, Developer and the Owners agree that all litigation proceedings arising under this Agreement or otherwise as a result of the relationship between Developer and Franchisor must be commenced in the state, and in the state or federal court of general jurisdiction closest to, where Franchisor's principal office then is located, and Developer (and its Owners) irrevocably submit to the jurisdiction of those courts and waive any objection Developer (or its Owners) might have to either the jurisdiction of or venue in those courts. Nonetheless, Developer and its Owners agree that Franchisor may enforce this Agreement and any arbitration orders and awards in the courts of the state or states in which Developer is domiciled or any Developer Outlet is located.

14.F.	COSTS AND ATTORNEYS' FEES.

If Franchisor incurs expenses due to Developer's failure to pay when due amounts owed to Franchisor, to submit when due any reports, information, or supporting records, or otherwise to comply with this Agreement, Developer agrees, whether or not Franchisor initiates a legal proceeding, to reimburse Franchisor for all of the costs and expenses incurred by Franchisor, including, without limitation, reasonable accounting, attorneys', arbitrators', and related fees.

14.G.	WAIVER OF PUNITIVE DAMAGES AND JURY TRIAL.

Except in connection with claims by third parties for which a party is entitled to indemnification pursuant to this Agreement and claims Franchisor brings against Developer for unauthorized use of the Marks or unauthorized use or disclosure of any Confidential Information, Franchisor and Developer waive to the fullest extent permitted by law any right to or claim for any multiple, punitive or exemplary damages against the other and agree that, in the event of a dispute between them, the party making a claim will be limited to equitable relief and to recovery of any actual damages it sustains. Franchisor and Developer irrevocably waive trial by jury in any action, proceeding, or counterclaim, whether at law or in equity, brought by either of them.

14.H.	LIMITATION OF CLAIMS.

Except for claims arising from Developer's nonpayment or underpayment of amounts owed to Franchisor or its Affiliates, any and all claims arising out of or relating to this Agreement or Franchisor's relationship with Developer will be barred unless a proceeding is commenced within one (1) year from the date on which the party asserting the claim knew or should have known of the facts giving rise to the claim.

14.I.	ENTIRE AGREEMENT.

This Agreement, together with the Manuals and the documents referred to herein, and the Exhibits and other attachments hereto, constitute the entire, full and complete agreement between Franchisor and Developer concerning the subject matter hereof, and supersede all prior agreements, no other representations having induced Developer to execute this Agreement. No representations, inducements, promises, or agreements, oral or otherwise, not embodied or referenced in this Agreement or attached hereto (unless of subsequent date) were made by either party, and none shall be of any force or effect with reference to this Agreement or otherwise. However, nothing in this or any related agreement is intended to disclaim the representations Franchisor made in the Franchise Disclosure Document that Franchisor furnished to you. Except as otherwise provided in this Agreement (including Franchisor's right to periodically implement and modify System Standards and modify the Manual), no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers in writing. Any policies that Franchisor adopts and implements from time to time to guide it in its decision making are subject to change, are not a part of this Agreement and are not binding on Franchisor.

14.J.	NOTICES.

Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals and other communications, required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and personally delivered, or sent by facsimile with proof of receipt (with a confirming copy mailed by registered mail as described herein), or sent by a recognized overnight courier service, or sent by registered mail, postage prepaid, return receipt requested, addressed to the party to be so notified as follows:

If to Developer, to:
_____________________________________
_______________________________
_______________________________
_______________________________
Attention:_____________________________
                _____________________________
Telephone No.:_________________________
Facsimile No.:__________________________

If to Franchisor, to:	UFood Restaurant Group, Inc. 255 Washington Street Suite 100 Newton, Massachusetts 02458 Attention: President Telephone No.: (617) 787-6000 Facsimile No.: (617) 787-6010

With a copy to:
_____________________________________
_______________________________
_______________________________
_______________________________
Attention:_____________________________
                _____________________________
Telephone No.:_________________________
Facsimile No.:__________________________

Such notices and other communications shall be deemed received on the date of delivery if personally delivered, two (2) business days after sending if sent by facsimile with proof of receipt or overnight courier service, or seven (7) business days after sending if sent by registered mail.

14.K.	SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.

Except as expressly provided to the contrary elsewhere herein, each section, part, term and/or provision of this Agreement shall be considered severable and shall be construed as independent of any other section, part, term and/or provision of this Agreement. If, for any reason, all or any part of any section, part, term and/or provision herein is held to be invalid, unenforceable, or in conflict with any applicable law by a court or properly convened arbitrators having valid jurisdiction in an unappealed final decision to which Franchisor is a party or by which Franchisor may be bound, such holding shall not impair the operation of, or have any other effect upon, any other section, part, term and/or provision of this Agreement as may remain otherwise valid and enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid or unenforceable sections, parts, terms and/or provisions shall be deemed limited by construction in scope and effect to the minimum extent possible to render the same valid and enforceable.

To the extent that any restrictive covenant contained in this Agreement is deemed unenforceable because of its scope in terms of area, activity prohibited and/or length of time, Developer and its Owners agree that the unenforceable provision will be deemed modified or limited to the extent and in the manner necessary to make that particular provision valid, and to make the obligations enforceable to the fullest extent possible, under the laws applicable to the covenant's validity. If any provision of this Agreement is inconsistent with any law applicable to this Agreement which requires a greater advance notice of termination or nonrenewal than is required under this Agreement, then both parties will comply with the requirements of that law as if they were substituted for the inconsistent provision(s) of or added to this Agreement. If any law applicable to this Agreement makes any provision of this Agreement (including any provision in the Manuals and any System Standard) invalid or unenforceable, then Franchisor will have the right, in its sole discretion, to modify that provision to the extent necessary to make it valid and enforceable. Developer agrees to be bound by each provision of this Agreement to the greatest extent to which it may lawfully be bound.

14.L.	THIRD PARTY BENEFICIARIES.

Except as expressly provided herein, no provision of this Agreement is intended or shall be construed to provide or create any third party beneficiary right or any other right of any kind in any customer, Affiliate, insurer, lender, shareholder, partner, officer, director, employee or agent of any party hereto, or in any other Person, and all terms and provisions hereof shall be personal solely among the parties to this Agreement and their proper successors and assigns.

14.M.	WAIVERS.

No failure by any party hereto to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement, and no breach thereof, shall be waived, altered or modified except by written instrument signed by the party to be charged therewith. No waiver of any breach of any covenant, agreement, term or provision of this Agreement shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect. Any waiver granted by Franchisor will be without prejudice to any other rights of Franchisor, will be subject to Franchisor's continuing review, and may be revoked at any time and for any reason, effective upon delivery of ten (10) days' written notice to Developer.

14.N.	NO WARRANTIES OR GUARANTEES.

Franchisor makes no warranties or guarantees upon which Developer may rely, and assumes no liability or obligation to Developer, by providing any waiver, approval, consent or suggestion to Developer in connection with this Agreement, or by reason of any delay, or denial of any request therefor.

14.O.	FORCE MAJEURE.

Neither party will be liable for loss or damage or be in breach of this Agreement if its failure to perform its obligations results from:

(1) compliance with the orders, requests, regulations, recommendations, or instructions of any federal, state, or municipal government or any of its departments or agencies;

(2) acts of God;

(3) fires, strikes, embargoes, war, or riot; or

(4) any other similar event or cause.

Any delay resulting from any of these causes will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that these causes will not excuse payments of amounts owed at the time of the occurrence or payment of other fees or contributions due afterward pursuant to this Agreement or any related agreement.

14.P.	ASSIGNMENT.

Subject to the restrictions on transfer herein, this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

14.Q.	CONSTRUCTION.

The section and other headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. The words "including," "include" and other words of similar import shall be interpreted to mean "including, but not limited to."

14.R.	COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.S.	CUMULATIVE REMEDIES.

All rights and remedies of the parties hereto are cumulative of each other and of every other right or remedy such parties may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14.T.	NO WITHHOLDING OF PAYMENTS.

Developer may not withhold payment of any amounts owed to Franchisor or its Affiliates on the grounds of alleged noncompliance by Franchisor or its Affiliate with any of its obligations under this Agreement, a Franchise Agreement or any other agreement between Franchisor or its Affiliate and Developer.

14.U.	EXERCISE OF BUSINESS JUDGMENT.

Franchisor has the right to operate, develop and change the System and System Standards in any manner that is not specifically prohibited by this Agreement. Whenever Franchisor has reserved in this Agreement a right to take or withhold an action, or to grant or decline to grant Developer a right to take or omit an action, Franchisor may, except as otherwise specifically provided in this Agreement, make its decision or exercise its rights based on the information readily available to it and its judgment of what is in its or its Affiliates' best interests and/or the best interests of UFood Outlets as a whole at the time the decision is made, regardless of whether Franchisor could have made other reasonable or even arguably preferable alternative decisions or whether Franchisor's decision or the action it takes promotes its or its Affiliates' financial or other individual interest.

14.V.	ELECTRONIC MAIL.

Developer acknowledges and agrees that exchanging information with Franchisor by e-mail is efficient and desirable for day-to-day communications and that Franchisor and Developer may utilize e-mail for such communications. Developer authorizes the transmission of e-mail by Franchisor and Franchisor's employees, vendors, and affiliates ("Official Senders") to Developer during the term of this Agreement.

Developer further agrees that: (a) Official Senders are authorized to send e-mails to those of Developer's employees as Developer may occasionally authorize for the purpose of communicating with Franchisor; (b) it will cause its officers, directors, and employees to give their consent to Official Senders' transmission of e-mails to them; (c) that it will require such persons not to opt out or otherwise ask to no longer receive e-mails from Official Senders during the time that such person works for or is affiliated with Developer; and (d) it will not opt out or otherwise ask to no longer receive e-mails from Official Senders during the term of this Agreement.

The consent given in this Section 14.W. shall not apply to the provision of notices by either party under this Agreement pursuant to Section 14.J. using e-mail unless the parties otherwise agree in a written document manually signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in multiple originals on the day and year first above written.

UFood Restaurant Group, Inc., a Nevada corporation	[Developer]

By:_____________________________________	By:_____________________________________
Title:___________________________________	Title:___________________________________

JOINDER OF OWNERS

In consideration of the grant of the rights to Developer pursuant to the foregoing Development Agreement, and as an inducement to Franchisor's grant of such rights, the undersigned Owners hereby agree to be personally bound by all provisions of the foregoing Development Agreement applicable to Owners.

____________________________________	____________________________________
Name:	Name:

____________________________________	____________________________________
Name:	Name:

EXHIBIT A

DEVELOPER ACKNOWLEDGMENTS AND REPRESENTATIONS STATEMENT

1. Developer acknowledges that it has read the Development Agreement (the "Agreement") between UFood Restaurant Group, Inc. ("Franchisor") and Developer dated as of the date hereof and Franchisor's Franchise Disclosure Document in their entirety and that it understands and accepts the terms, conditions and covenants contained in the Agreement as being reasonably necessary to maintain Franchisor's high standards of quality and service and the uniformity of those standards at all UFood Outlets in order to protect and preserve the goodwill of the Marks. (Capitalized terms not defined herein shall have the respective meanings set forth in the Agreement.) Developer acknowledges that: (a) Franchisor delivered and Developer received a copy of Franchisor's Franchise Disclosure Document at the earlier of fourteen (14) calendar days prior to the execution of the Agreement or the payment of any consideration by Developer in connection with the transactions contemplated in the Agreement; and (b) Franchisor delivered and Developer received the Agreement in form for execution at least seven (7) calendar days prior to the execution of the Agreement.

2. Attached to Franchisor's Franchise Disclosure Document are copies of the current forms of Area Development Agreement and Franchise Agreement. Developer acknowledges that these are the current forms and that Franchisor, at its option, may from time to time modify or amend in any respect the standard forms of Area Development Agreement and Franchise Agreement used by Franchisor in offering or granting area development and franchise rights (subject to Developer's rights set forth in the Agreement). Developer acknowledges and agrees that it is not entering into this Agreement as a result of any representations about Franchisor made by Franchisor’s shareholders, officers, directors, members, employees, agents, representatives, independent contractors, franchisees or area developers that are contrary to the terms set forth in this Agreement or in any disclosure document, prospectus or any similar document required or permitted to be given to you pursuant to applicable law.

3. Developer acknowledges that the food service and nutritional supplement businesses are highly competitive, with often challenging market conditions. Developer acknowledges that it has conducted an independent investigation of the business contemplated by the Agreement and recognizes that, like any other business, the nature of the business conducted by UFood Outlets may change over time, that an investment in a UFood Outlet involves business risks, and that the success of the venture is largely dependent upon the business abilities and efforts of Developer. Developer acknowledges that it and its Affiliates, and their respective Owners and officers, are sophisticated and have significant experience in the business of developing and operating restaurants and other businesses.

4. Developer acknowledges and agrees that Franchisor may (at its option) also allow variations between developers and franchisees in the areas of trademarks, trade dress, operational items or other aspects of UFood Outlets. Developer acknowledges and agrees that only Franchisor may determine what variations Developer may use and that Developer will in any event conform strictly to the standards, specifications, operating procedures and rules which Franchisor establishes for Developer Outlets.

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Developer understands and accepts that, over time during the term of the Agreement, Franchisor will continue to develop and refine various aspects of the System and that as products, services, operating procedures, trade dress and other refinements are introduced, Franchisor may, at its option, cease to allow some or all of the variations and may require uniformity among UFood Outlets as to aspects for which Franchisor had previously allowed variations. Developer acknowledges and agrees that this may mean that Developer may be required, for example, to change one or more of (a) the trademarks and/or service marks Developer uses; (b) the trade dress or operational procedures Developer uses; or (c) other aspects of Developer Outlets, whether already developed, under development or to be developed. Some or all of these changes may require Developer to make substantial additional capital expenditures. Developer acknowledges and agrees that Franchisor may discontinue any of the variations which it had previously allowed Developer to utilize and that Developer will conform to all required local, regional and/or national standards, specifications, operating procedures and requirements which Franchisor may establish from time to time even if it means substantial additional expense for Developer.

5. Developer acknowledges that other area developers and franchisees of Franchisor and its Affiliates have been and/or might be granted rights similar to those granted to Developer under the Agreement at different times and locations, under different market and economic conditions, and in different situations. Developer therefore acknowledges that the economic and other terms and conditions of such rights might vary substantially in form and substance from those granted under the Agreement.

6. Developer acknowledges that, except as expressly set forth in Franchisor's Franchise Disclosure Document:

(A) neither Franchisor nor any of its Affiliates, nor any of their respective officers, directors, employees, agents or representatives, has made any representations or statements of actual, average, projected or forecasted sales, profits, earnings, cash flow or costs with respect to any UFood Outlets;

(B) neither Franchisor's sales personnel nor any other employee, officer, director, agent or representative of Franchisor or any of its Affiliates is authorized to make any claims or statements as to the sales, profits, earnings, cash flow, costs or prospects or chances of success that any area developer or franchisee can expect or that present or past franchisees or area developers have had; and

(C) Franchisor specifically instructs its and its Affiliates' sales personnel, employees, officers, directors, agents and representatives (as applicable) that they are not permitted to make such claims or statements as to the sales, profits, earnings, cash flow, costs or the prospects or chances of success, nor are they authorized to represent or estimate amounts of sales, profits, earnings, cash flow, costs or other measures as to any aspect of the operation of UFood Outlets.

2

Franchisor recommends that applicants for UFood Outlets development rights make their own investigations and determine whether or not UFood Outlets are profitable. Franchisor will not be bound by any unauthorized representations as to Developer's sales, profits, earnings, cash flow, costs or prospects or chances of success. Franchisor recommends that each applicant for development rights for UFood Outlets consult with an attorney of its choosing and further be represented by legal counsel at the time of closing of the purchase of its development rights. Developer acknowledges that it has had ample opportunity to consult with legal counsel and other professional advisors. Developer acknowledges that it has not received or relied on any representations about the rights granted under the Agreement by Franchisor, its Affiliates, or its or their sales personnel, employees, officers, directors, agents or representatives, that are contrary to the statements made in Franchisor's Franchise Disclosure Document or to the terms of the Agreement or this Statement.

7. Developer acknowledges that Franchisor's approval of a Development Plan for Developer's development and operation of UFood Outlets under the Agreement does not constitute any assurance that such Development Plan is adequate, favorable or not unduly burdensome, or that such UFood Outlets will be successful if the Development Plan is implemented by Developer. Franchisor's approval of the Development Plan indicates only that such Development Plan is deemed acceptable by Franchisor solely for its own purposes at the time of approval thereof.

8. Developer acknowledges that in all of Franchisor's and its Affiliates' dealings with Developer, the officers, directors, employees and agents of Franchisor or its Affiliate act only in a representative capacity and not in an individual capacity. Developer further acknowledges that the Agreement, and all business dealings between Developer and such individuals as a result of the Agreement, are solely between Developer and Franchisor or its applicable Affiliate. Developer further represents to Franchisor, as an inducement to its entry into this Agreement, that neither Developer nor its Owners have made any misrepresentations in obtaining the rights granted under the Agreement.

9. If Developer is a legal entity, Developer:

(A) represents that it is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, is qualified to do business in all jurisdictions in which its business activities or the nature of properties it owns requires such qualification, and has the authority to execute and deliver the Agreement and perform all of Developer's obligations under the Agreement; and

(B) agrees that all certificates representing Ownership Interests of Developer now outstanding or hereafter issued will be endorsed with a legend in form approved by Franchisor reciting that the transfer of Ownership Interests in Developer is subject to restrictions contained in the Agreement.

10. Developer, whether or not a legal entity, represents and warrants that Developer is not subject to any restriction, agreement, contract, commitment, law, judgment or decree which would prohibit or be breached or violated by Developer's execution and delivery of the Agreement or performance of its obligations thereunder. At Franchisor's request, Developer shall furnish an opinion of counsel to Franchisor, in form and substance satisfactory to Franchisor, to the effect that the Agreement is a valid and binding agreement of Developer, enforceable against Developer in accordance with its terms, and that Developer is not subject to any restriction, agreement, law, judgment or decree which would prohibit or be violated by Developer's execution and delivery of the Agreement and performance of its obligations thereunder.

3

11. Developer further represents and warrants that all Owners of Developer and their interests therein are completely and accurately listed in Exhibit D to the Agreement and covenants that Developer will make, execute and deliver to Franchisor such revisions thereto as may be necessary during the term of the Agreement to reflect any changes in the information contained therein.

12. Developer represents and warrants that its domicile is as set forth below:

__________________________________________________________________________
Address

__________________________________________________________________________
City and State

[DEVELOPER]

By:_____________________________________________
Name:___________________________________________
Title:____________________________________________

Date:____________________________________________

4

EXHIBIT B

DEVELOPMENT FEE, DEVELOPMENT AREA AND DEVELOPMENT SCHEDULE

1. Development Fee. The Development Fee shall be _______________________ Thousand Dollars ($_________).

2. Development Area. The Development Area shall be ____________________________.

3. Sub-Areas. The Sub-Areas shall be described as follows:

Sub-Area No. 1

Sub-Area No. 2

Sub-Area No. 3

4. Outlet Development. Developer agrees to develop exactly _________ UFood Outlets in accordance with the terms of this Agreement.

5. Development Schedule. Developer agrees to have each UFood Outlet specified below open on or before the specified "Opening Date" shown below and to have open and in operation in each Sub-Area indicated, on or before the Opening Dates specified below, the cumulative numbers of UFood Outlets shown below. For each Sub Area, the cumulative number of UFood Outlets listed below for the end of each Development Period shall be known as the "Sub Area Quota" for that Development Period:

Sub Area No. 1

Development Period	Date Development Period Commences	Date Development Period Ends	Cumulative Number of UFood Outlets to be Opened and in Operation (the “Sub-Area Outlets”)

Sub Area No. 2

Development Period	Date Development Period Commences	Date Development Period Ends	Cumulative Number of UFood Outlets to be Opened and in Operation (the “Sub-Area Outlets”)

Sub Area No. 3
Development Period	Date Development Period Commences	Date Development Period Ends	Cumulative Number of UFood Outlets to be Opened and in Operation (the “Sub-Area Outlets”)

Total UFood Outlets To Be Developed:

UFood Restaurant Group, Inc., a Nevada corporation	[Developer]
______________________________

By:______________________________________	By:______________________________________
Title:_____________________________________	Title:_____________________________________

EXHIBIT C

FORM OF FRANCHISE AGREEMENT

[Form of Franchise Agreement to be inserted at time of signing Area Development Agreement]

C-1

EXHIBIT D

OWNERS AND INITIAL CAPITALIZATION

1. Owners: Listed below is the full name and mailing address of each person or entity who is an Owner of Developer, and a description of the nature and amount of such Owner's direct or indirect equity or voting interest in Developer:

Name:___________________________________ Address:_________________________________ __________________________________ __________________________________ __________________________________
Number and Type of Interests Owned:__________________
% of Total Interests:________________________________
Number of Interests Owner is Entitled to
Vote:____________________________________________
Other Interest (Describe):____________________________
________________________________________

Name:___________________________________ Address:_________________________________ __________________________________ __________________________________ __________________________________
Number and Type of Interests Owned:__________________
% of Total Interests:________________________________
Number of Interests Owner is Entitled to
Vote:____________________________________________
Other Interest (Describe):__________________________________
_______________________________________

Name:___________________________________ Address:_________________________________ __________________________________ __________________________________ __________________________________
Number and Type of Interests Owned:__________________
% of Total Interests:________________________________
Number of Interests Owner is Entitled to
Vote:____________________________________________
Other Interest (Describe):__________________________________
_______________________________________

2. Initial Capitalization. Developer: (a) represents and warrants that it has developed and previously provided to Franchisor a description of its initial capital structure (the "Initial Capital Structure") which is a true, correct, complete and detailed description of Developer's capital structure; (b) covenants that it will not deviate from the Initial Capital Structure without Franchisor's prior written consent; and (c) acknowledges that Franchisor has relied on the Initial Capital Structure in entering into this Agreement.

UFood Restaurant Group, Inc., a Nevada corporation	[Developer]
____________________________________

By:_____________________________________	By:________________________________________
Title:___________________________________	Title:______________________________________

D-1

EXHIBIT E

GUARANTY AND ASSUMPTION OF DEVELOPER'S OBLIGATIONS

THIS GUARANTY AND ASSUMPTION OF DEVELOPER'S OBLIGATIONS is given this ___________ day of 20______, by the undersigned.

Developer:    _____________________________________________________________________________
(NAME)

Date of Development Agreement:________________________________________________________________________

In consideration of, and as an inducement to, the execution of the UFood Area Development Agreement dated as indicated above (the "Area Development Agreement") by UFood Restaurant Group, Inc. ("Franchisor"), each of the undersigned and any other parties who sign counterparts of this guaranty (referred to herein individually as a "Guarantor" and collectively as "Guarantors") hereby personally and unconditionally: (a) guarantees to Franchisor, and its successors and assigns, for the term of the Area Development Agreement and thereafter as provided in the Area Development Agreement, that Developer shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Area Development Agreement; and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Area Development Agreement as if the undersigned were a signatory to the Area Development Agreement, both monetary obligations and other obligations, including, without limitation, arbitration obligations, the obligation to pay costs and legal fees as provided in the Area Development Agreement, and the obligation to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities (including, without limitation, the provisions of the Area Development Agreement relating to competitive activities).

Each Guarantor waives:

(1) acceptance and notice of acceptance by Franchisor of the foregoing undertakings;

(2) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

(3) protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;

(4) any right such Guarantor might have to require that an action be brought against Developer or any other Person as a condition of liability; and

(5) any and all other notices and legal or equitable defenses to which such Guarantor might be entitled.

Each Guarantor consents and agrees that:

(A) such Guarantor's direct and immediate liability under this Guaranty shall be joint and several not only with Developer, but also among the Guarantors and other guarantors of Developer's obligations;

(B) such Guarantor shall render any payment or performance required under the Area Development Agreement upon demand;

(C) such liability shall not be contingent or conditioned upon pursuit by Franchisor of any remedies against Developer or any other Person;

(D) such liability shall not be diminished, relieved or otherwise affected by any subsequent rider or amendment to the Area Development Agreement or by any extension of time, credit or other indulgence which Franchisor may from time to time grant to Developer or to any other person, including, without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this Guaranty, which shall be continuing and irrevocable throughout the term of the Area Development Agreement and for so long thereafter as there are any monies or obligations owing to Franchisor under the Area Development Agreement; and

(E) the written acknowledgment of Developer, accepted in writing by Franchisor, or the judgement of any court or arbitration panel of competent jurisdiction establishing the amount due from Developer shall be conclusive and binding on the undersigned as Guarantors.

If Franchisor is required to enforce this Guaranty in a judicial or arbitration proceeding, and prevails in such proceeding, it shall be entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If Franchisor is required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the Guarantors shall reimburse Franchisor for any of the above listed costs and expenses incurred by it.

Each of the undersigned Guarantors represents and warrants that, if no signature appears below for such Guarantor's spouse, such Guarantor is either not married or, if married, is a resident of a state which does not require the consent of both spouses to encumber the assets of the Guarantor's marital estate.

This Guaranty, the rights and obligations of the Guarantors and the Franchisor with respect to this Guaranty and the relationship of the Guarantors and the Franchisor shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, each Guarantor has hereunto affixed his signature on the same day and year as the Area Development Agreement was executed.

Print Name:___________________________________	Print Spouse’s Name:______________________________________

Signature:_____________________________________	Signature:_______________________________________________

Print Name:___________________________________	Print Spouse’s Name:_____________________________________

Signature:_____________________________________	Signature:________________________________________________

EXHIBIT F

FORM OF CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
(Area Development Agreement)

THIS AGREEMENT (the "Agreement") is made and entered into as of this _____ day of _____________, 20___ (the "Effective Date"), by and among COVENANTOR (defined below), UFood Restaurant Group, Inc., a corporation organized under the laws of the State of Nevada, U.S.A. ("COMPANY") and ___________________________________________, a ______________________________ ("DEVELOPER").

"COVENANTOR":________________________________________________________________________________________________

Address:______________________________________________________________________________________________________________________
            ______________________________________________________________________________

1.	PREAMBLES.

COMPANY has signed or intends to sign an area development agreement with DEVELOPER (the "Area Development Agreement"), under which COMPANY grants to DEVELOPER certain rights with regard to the development and operation of retail outlets offering food service featuring low-fat, low-carbohydrate and low-calorie food items selected beverages and nutritional products under the trademark "UFOOD☐" ("UFood Outlets"). DEVELOPER's UFood Outlets will be operated pursuant to a form of franchise agreement (the "Franchise Agreement") between DEVELOPER and COMPANY. COVENANTOR is or will be either an owner or an employee of DEVELOPER. Before allowing COVENANTOR to have access to the Confidential Information (defined below), and as a material requirement necessary to protect COMPANY's proprietary rights in and DEVELOPER's right to use the Confidential Information, COMPANY and DEVELOPER require that COVENANTOR enter into this Agreement.

To induce COMPANY to enter into the Area Development Agreement and/or to avoid a material breach thereof, as the case may be, COMPANY, DEVELOPER and COVENANTOR desire that COVENANTOR enter into this Agreement. Furthermore, due to the nature of COMPANY's and DEVELOPER's business, any use or disclosure of the Confidential Information other than in accordance with this Agreement will cause COMPANY and DEVELOPER substantial harm.

2.	DEFINITIONS.

The following terms shall have the meanings set forth below:

(a) "Affiliate": With respect to any Person, a Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For all purposes hereof, the term "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of any Person, or the power to veto major policy decisions of any Person, whether through the ownership of voting securities by contract, or otherwise.

(b) "Competitive Business": A business or enterprise, other than a UFood Outlet operated by Franchisor, by an Affiliate of Franchisor or pursuant to a valid franchise agreement with Franchisor or one of its Affiliates, that:

(1) derives twenty-five percent (25%) or more of its total revenue from the sale of food items and/or beverages that are marketed as low-fat and/or low-carbohydrate or low-calorie;

(2) derives five percent (5%) or more of its total revenue from the sale of Nutritional Products; or

(3) grants or has granted franchises or licenses, or establishes or has established joint ventures, for the development and/or operation of one or more businesses or enterprises of a type described in either clause (1) or (2), above.

(c) "Confidential Information": Certain confidential and proprietary information and trade secrets, including, but not limited to, the following categories of information, methods, techniques, procedures and knowledge developed or to be developed by COMPANY, its Affiliates, and/or developers and franchisees related to the development and operation of UFood Outlets:

(1) site selection criteria;

(2) standards, specifications, operating procedures and other methods, techniques, requirements, equipment, recipes, policies, information, concepts and systems relating to, and knowledge of and experience in, the development, operation and franchising of UFood Outlets;

(3) marketing research and advertising, marketing and promotional programs for UFood Outlets;

(4) knowledge concerning the logic, structure and operation of the Computer System (as defined in the Franchise Agreement) components and the Specified Software (as defined in the Franchise Agreement), and all additions, modifications and enhancements thereof, all data generated from use of the Computer System and Specified Software, and the logic, structure and operation of the database file structures containing such data and all additions, modifications and enhancements thereof;

(5) specifications for and knowledge of suppliers of Nutritional Products and other assets, products and supplies used at or sold from UFood Outlets;

(6) information concerning customers, customer lists, operating results, financial performance and other data of UFood Outlets (other than operating results, financial performance and other financial data of the Developer Outlets);

(7) the Manuals (as defined in the Franchise Agreement);

(8) employee selection procedures, training and staffing levels; and

(9) the terms and conditions of the Area Development Agreement and the Franchise Agreements entered into pursuant to the Area Development Agreement.

(d) "Immediate Family": (1) The spouse of an individual; (2) the natural and adoptive parents and natural and adopted children and siblings of such individual and their spouses; and (3) the natural and adoptive parents and natural and adopted children and siblings of the spouse of such individual.

(e) "Person": An individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated association, other business entity, or governmental entity (or subdivision thereof).

(f) "Termination Event": The first to occur of: (a) termination or expiration of the Area Development Agreement without extension or renewal; or (b) the date as of which COVENANTOR is neither an owner nor an employee of DEVELOPER.

(g) "Transfer": The transfer by DEVELOPER of the Area Development Agreement, provided that such transfer is made in compliance with the terms of the Area Development Agreement.

3.	PROTECTION OF CONFIDENTIAL INFORMATION.

COVENANTOR agrees to use the Confidential Information only to the extent reasonably necessary to perform his or her duties on behalf of DEVELOPER, taking into consideration the confidential nature of the Confidential Information. COVENANTOR may disclose the Confidential Information only as agent for DEVELOPER. COVENANTOR acknowledges and agrees that neither COVENANTOR nor any other person or entity will acquire any interest in or right to use the Confidential Information under this Agreement or otherwise other than the right to utilize it as authorized in this Agreement, and that the unauthorized use or duplication of the Confidential Information would be detrimental to COMPANY and DEVELOPER and would be a breach of COVENANTOR's obligations of confidentiality and an unfair method of competition with COMPANY and its Affiliates, DEVELOPER and other UFood Outlets owned by COMPANY, its Affiliates, developers and franchisees.

COVENANTOR acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of COMPANY. The Confidential Information will be disclosed to COVENANTOR solely on the condition that COVENANTOR agrees to the terms and conditions of the Agreement. COVENANTOR therefore agrees that, during the term of the Area Development Agreement and thereafter, he or she: (a) will not use the Confidential Information in any other business or capacity; (b) will maintain the absolute confidentiality of the Confidential Information; (c) will not make unauthorized copies of any portion of the Confidential Information disclosed or recorded in written or other form; and (d) will adopt and implement all reasonable procedures prescribed from time to time by COMPANY and DEVELOPER to prevent unauthorized use or disclosure of or access to the Confidential Information.

Notwithstanding anything to the contrary contained in this Agreement, the restrictions on COVENANTOR's disclosure and use of the Confidential Information shall not apply to the following: (a) information, methods, procedures, techniques and knowledge which are or become generally known or easily accessible other than by COVENANTOR's breach of an obligation of confidentiality; and (b) the disclosure of the Confidential Information pursuant to applicable law or in judicial or administrative proceedings to the extent that COVENANTOR is legally compelled or required by a regulatory body to disclose such information, provided COVENANTOR has notified COMPANY and DEVELOPER prior to disclosure and shall have used its best efforts to obtain, and shall have given COMPANY and DEVELOPER the opportunity to obtain, an appropriate assurance reasonably satisfactory to COMPANY of confidential treatment for the information required to be so disclosed.

4.	IN-TERM RESTRICTIVE COVENANTS.

COVENANTOR acknowledges and agrees that COMPANY and DEVELOPER would be unable to protect the Confidential Information against unauthorized use or disclosure if persons authorized to use the Confidential Information (or members of their Immediate Families) were permitted to engage in similar, competing businesses. COVENANTOR therefore agrees that from the Effective Date until the earlier of a Termination Event or a Transfer, neither COVENANTOR nor any member of the Immediate Family of COVENANTOR, shall directly or indirectly:

(a) have any controlling or non-controlling interest as a record or beneficial owner in any Competitive Business, wherever located or operating, provided that this restriction shall not apply to the ownership of shares of a class of securities listed on a stock exchange or traded on the over the counter market and quoted on a national inter dealer quotation system that represent less than one-half percent (0.5%) of the number of shares of that class of securities issued and outstanding;

(b) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business, wherever located or operating;

(c) directly or indirectly loan any money or other thing of value to, guarantee any loan to, lease any personal or real property to, or permit the use of its name in connection with, any Competitive Business or any owner, director, officer, manager, employee or agent of any Competitive Business, wherever located or operating;

(d) divert or attempt to divert any actual or potential business or customers of any Developer Outlet or any other UFood Outlets to any Competitive Business; or

(e) employ or seek to employ any individual who is employed by Franchisor, an Affiliate of Franchisor or any other developer or franchisee of a UFood Outlet, or otherwise directly or indirectly induce any such individual to leave said employment, without the prior written consent of such individual's employer.

5.	RESTRICTIVE COVENANT UPON TERMINATION OR EXPIRATION OF THE AREA DEVELOPMENT AGREEMENT OR OF COVENANTOR'S ASSOCIATION WITH DEVELOPER.

Upon the earlier of a Termination Event or a Transfer, COVENANTOR agrees that for a period of eighteen (18) months commencing on the effective date of a Termination Event or a Transfer, as applicable, neither COVENANTOR nor any member of the Immediate Family of COVENANTOR shall directly or indirectly:

(1) have any controlling or non-controlling interest as a record or beneficial owner in any Competitive Business located or operating within the Development Area, provided that this restriction shall not apply to the ownership of shares of a class of securities listed on a stock exchange or traded on the over the counter market and quoted on a national inter dealer quotation system that represent less than one-half percent (0.5%) of the number of shares of that class of securities issued and outstanding;

(2) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business located or operating within the Development Area;

(3) directly or indirectly loan any money or other thing of value to, guaranty any loan to, lease any personal or real property to, or permit the use of its name in connection with, any Competitive Business located or operating within the Development Area;

divert or attempt to divert any actual or potential business or customers of any UFood Outlet to any Competitive Business, wherever located or operating; or

(4) employ or seek to employ any individual who is employed by Franchisor, its Affiliate or any developer or franchisee of a UFood Outlet, or otherwise directly or indirectly induce or attempt to induce any such individual to leave said employment, without the prior written consent of such individual's employer.

COVENANTOR agrees that the restrictive covenants set forth in Paragraphs 4 and 5 of this Agreement are reasonable. If any court or tribunal of competent jurisdiction shall refuse to enforce any such covenant because it is more extensive than is enforceable, it is expressly understood and agreed that such covenants shall not be void, but that the restrictions contained therein shall be deemed reduced to the extent necessary to permit the enforcement of such covenants.

COVENANTOR expressly acknowledges and agrees that COVENANTOR possesses skills and abilities of a general nature and has opportunities for exploiting such skills. Consequently, enforcement of the covenants made in Paragraphs 4 and 5 of this Agreement will not deprive COVENANTOR of the ability to earn a living.

6.	SURRENDER OF DOCUMENTS.

COVENANTOR agrees that, as of the earlier of a Transfer or a Termination Event, as applicable, COVENANTOR shall immediately cease to use the Confidential Information disclosed to or otherwise learned or acquired by COVENANTOR and shall return to DEVELOPER (or to COMPANY if directed by COMPANY) all copies of the Confidential Information loaned or made available to COVENANTOR.

7.	COSTS AND ATTORNEYS' FEES.

If COMPANY or DEVELOPER engages legal counsel in connection with any failure by COVENANTOR to comply with this Agreement, COVENANTOR shall reimburse COMPANY and/or DEVELOP, as applicable, their reasonable attorneys' fees whether incurred before, during or after any trial, arbitration or appeal.

8.	WAIVER.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be a waiver of such right or remedy at any other time or times.

9.	SEVERABILITY.

Each provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any such provision is held to be invalid or contrary to or in conflict with any applicable law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding which COMPANY is a party, that ruling shall not have any effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if COVENANTOR is a party thereto, otherwise upon COVENANTOR's receipt of a notice from COMPANY that it will not enforce the provision in question.

10.	RIGHTS OF PARTIES ARE CUMULATIVE.

The rights of the parties hereunder are cumulative and no exercise or enforcement by a party hereto of any right or remedy granted hereunder shall preclude the exercise or enforcement by them of any other right or remedy it may have.

11.	BENEFIT.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. In the event COMPANY does not sign this Agreement (regardless of the reason), COMPANY shall be deemed a third party beneficiary of this Agreement and shall have the right to enforce this Agreement directly.

12.	EFFECTIVENESS.

This Agreement shall be enforceable and effective when signed by COVENANTOR, even if COMPANY and DEVELOPER do not sign this Agreement.

13.	GOVERNING LAW.

This Agreement and the rights and obligations of the parties under this Agreement shall, by express agreement of the parties, be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflicts of law provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written:

DEVELOPER

________________________________	_________________________________
Print name of COVENANTOR

	By:	_______________________________
________________________________		Name:___________________________
Signature of COVENANTOR		Title:____________________________

COMPANY

UFood Restaurant Group, Inc., a Nevada corporation

	By:	________________________________
Name:____________________________
Title:_____________________________